Bandon Capital Management, LLC

Compliance Manual

June 2013

This Manual is the property of Bandon Capital Management, LLC (“BCM”). In the event the employee terminates their employment with BCM, the employee must return or destroy all physical copies of this manual and delete all electronic copies of this manual.

Where the information or guidance herein does not appear to address your particular situation, you should consult with BCM’s Chief Compliance Officer.

Definitions

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The following defined terms are used throughout this Code of Conduct and Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

1.

Advisers Act – Investment Advisers Act of 1940

2.

ADV references – Using ADV implies the entire ADV document, which includes Part 1A, 1B, 2A and 2B and all schedules. ADV Part 1 refers only to Part 1A and 1B and attendant schedules filed electronically with IARD. Part 2 refers to Part 2A and appropriate 2Bs. Each part may be referred to singly as well.

3.

BCM – Bandon Capital Management, LLC

4.

Beneficial Interest – Employees are considered to have beneficial interest in Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction (e.g., Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.)

5.

CCO – Mr. William Woodruff, BCM’s Chief Compliance Officer

6.

Managing Principal – Mr. William Woodruff, the LLC's Managing Member

7.

Clients – BCM’s separate managed accounts and Funds.

8.

Employees – BCM’s officers, Managing Principal’s, directors and employees.

9.

Exchange Act – Securities Exchange Act of 1934

10.

Federal Securities Laws - Means the Securities Act, Exchange Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to unregistered funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

11.

Fund – The Bandon Multi Strategy Fund, LLC (“BMSF”)

12.

IAR – Investment advisory representative, which is an Employee that must individually register with a state(s).

13.

Investors – Limited partners and/or shareholders in the Funds

14.

IC Act – Investment Company Act of 1940

15.

IPO – An “initial public offering” is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

16.

Insider Trading - Although not defined in securities laws, insider trading is generally thought to be described as trading either personally or on behalf of others on the basis of Material Nonpublic Information or communicating Material Nonpublic Information to others in violation of the law

17.

Limited Offering – An offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D.

18.

Manual – BCM’s Code of Conduct and Regulatory Compliance Manual

19.

Material Nonpublic Information – Information that has not been generally made available to the public that has a substantially likelihood that a reasonable investor would consider important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company’s securities.

20.

Natural Person – A living, real person, as opposed to a legal entity.

21.

Nonpublic Personal Information - Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Nonpublic Personal Information include: name, address, phone number (if unlisted), social Security and tax identification numbers, financial circumstances and income, and account balances.

22.

Security – Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

23.

Securities Account – Any type of account that holds any type of Security.

24.

Securities Act – Securities Act of 1933

Introduction

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This Regulatory Compliance Manual is not a full procedures manual and does not constitute legal advice. It is intended to give Employees a general understanding of the regulatory rules and requirements that apply to BCM.

All Employees must abide by this Regulatory Compliance Manual as well as all applicable securities law. Speak to the CCO if you have questions about the content of this manual, or if you believe that this manual should be changed or updated. In addition, please contact the CCO if BCM’s disclosure documents, advisory contracts, or marketing materials appear inaccurate, incomplete, or out-of-date.

In developing this manual and the Code of Ethics, BCM considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review both documents to ensure that BCM’s policies and procedures adequately address all applicable risks. Any material amendments to either the manual or the Code of Ethics will be distributed to all Employees. New policies, guidance, and amendments may be issued by e-mail or verbally before being formally incorporated into a written manual. Such communications are as valid and binding as written guidance.

Code of Conduct

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As Employees of BCM, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our Clients our undivided loyalty – our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospective Clients, Investors, prospective Investors, BCM, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients – simply stated, no Employee should ever enjoy a benefit at the detriment of any Client.

We expect all persons associated with BCM to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with our Clients.

You are encouraged to speak to the CCO, or in the CCO’s absence, the CCO’s designee, if you believe that changes or additions to, or deletions from, the Manual may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel as though any of BCM’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with BCM and periodically thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manual. In addition, you are required to complete the Code of Ethics and Regulatory Compliance Manual Certification (attached herein) on an annual basis for the purpose of reporting issues that have arisen over the year that may require additional follow-up from the CCO. Finally, all Employees must be aware of and comply with the following undertakings:

•

be thoroughly familiar with the policies and procedures set forth in this Manual;

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notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Manual;

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notify the CCO promptly if you become aware of any practice that arguably involves BCM in a conflict of interest with any of its Clients or individuals or entities with which BCM does business;

•

cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge duties under the Manual and (ii) BCM to comply with the Federal Securities Laws to which it is subject; and

•

notify the CCO promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of the CCO. In any situation where you are unsure about the application of this Code of Conduct or any of the policies contained in the Manual, you are encouraged to discuss the situation confidentially with the CCO.

This Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein. In developing the Manual, BCM considered the material risks associated with activities engaged in by BCM. Accordingly, each policy contains a discussion of the risks considered when developing the policy and procedures. This risk evaluation process is an ongoing one, and the Manual will be periodically reviewed to ensure that BCM maintains policies and procedures to address existing or evolving risks.

Maintenance of Code of Conduct and Regulatory Compliance Manual

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Issue

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Policy

The CCO, or the CCO’s designee, shall review the Manual no less frequently than annually to ensure the adequacy of the policies and procedures contained herein. As part of these reviews, BCM shall test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

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Any compliance matters that arose during the previous year;

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Any changes in the business activities of BCM (or any affiliated entities); and

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Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be approved and made by the CCO.

Procedures

1.

The CCO, or the CCO’s designee, shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual and BCM’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that BCM deems appropriate.

2.

Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

3.

The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual.

4.

BCM will not tolerate retaliatory actions against Employees who report violations of the Manual. In order to minimize the potential for such behavior, all reports of compliance-related issues will be treated as being made on an anonymous basis. Employees shall report all material compliance related issues to the CCO.

5.

All questions regarding the Manual and the policies and procedures contained therein shall be directed to the CCO.

6.

BCM will conduct periodic training on various aspects of the Manual and evidence the trainings in a log. Such training will generally be conducted by the CCO, or the CCO’s designee, at the discretion of the CCO. Training may also be conducted informally by way of electronic communication, ad hoc memoranda, or any other method deemed appropriate by the CCO.

Responsibility

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual. The CCO may pursue other compliance matters and perform compliance testing not found in this Manual as deemed appropriate and necessary by the CCO.

Code of Ethics

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General

The Code of Ethics is predicated on the principle that the Bandon Capital Management, LLC (“Bandon” or “BCM”) owes a fiduciary duty to its Clients.1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, BCM will be mindful to:

•

Place Client interests ahead of BCM’s – As a fiduciary, BCM will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.

•

Engage in personal investing that is in full compliance with BCM’s Code of Ethics – Employees must review and abide by BCM’s Personal Securities Transaction and Insider Trading Policies.

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Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Section 204 and Rule 204A-1 under the Advisers Act.

Any questions with respect to BCM’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics or Federal Securities Law to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that BCM expects from its Employees:

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Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective Clients, Investors, prospective Investors, and Employees;

•

Place the integrity of the investment profession, the interests of Clients, and the interests of BCM above one’s own personal interests;

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Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

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Avoid any actual or potential material conflict of interest;

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Conduct all personal securities transactions in a manner consistent with this policy;

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Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•

Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•

Promote the integrity of, and uphold the rules governing, capital markets;

•

Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

•

Comply with applicable provisions of the Federal Securities Laws.

1.

Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an Exempted Security or the Employee has complied with the procedures of this policy as set forth below.

IPO and Private Placement Pre-Clearance Procedures

Employees must have written clearance for all private placements and Initial Public Offerings. Employees shall send an email to the CCO when requesting an investment in a private placement or participation in an Initial Public Offering. The employee must provide the following information in order for the CCO to make a determination regarding the approval or disapproval of a private placement or IPO:

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The full legal name of the proposed investment

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The investment amount

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The type of investment (share class, note, partnership, etc.)

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The role of the employee (passive investor, member, director, etc.)

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Any other information deemed necessary by the CCO

With regard to an Employee investment in a private investment vehicle sponsored by BCM (the “Fund”), the Employee shall not be required to obtain pre-approval from the CCO for an “initial” investment or subscription to the Funds. Rather, the execution of the Funds’ subscription document shall serve as evidence of BCM’s pre-clearance of the Employee’s investment in the Fund.

Reportable Securities

BCM requires Employees to provide periodic reports (see the Reporting section) regarding transactions and holdings in any Security (as defined in the Compliance Manual), except that Employees are not required to report the following Exempted Securities and Accounts:

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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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Closed-end mutual funds;

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Open-end mutual funds, except for any reportable funds where BCM serves as the Adviser or Sub-Adviser;

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Exchange-traded Funds and Notes (“ETFs” and “ETNs”);

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Term, Whole Life and Variable Insurance Products and Annuities;

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Accounts managed by BCM, or an affiliated firm, on a discretionary basis;

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Accounts permitted to hold mutual funds only (e.g. 401K or state-sponsored education savings account);

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Direct obligations of the U.S. Government or any federal government agency;

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Shares issued by money market funds;

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Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds; and

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Single entity Dividend Reinvestment Programs (DRIPs)

Though the above securities and accounts are exempt from reporting requirements, they must still be disclosed at the time of employment and affirmed at least annually thereafter.

Reporting

BCM must collect three (3) reports from Employees regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: 1. Initial and Annual Securities Accounts Reports; 2. Initial and Annual Holdings Reports; and 3. Quarterly Transaction Reports.

These reports will enable BCM to maintain compliance with Rule 204A-1 under the Advisers Act and will assist BCM to determine with reasonable assurance any indications of conflict of interest with Client trades.

Initial and Annual Securities Accounts Reports

New Employees are required to report all of their Securities Accounts (as defined in the Compliance Manual) not later than 10 days after an individual becomes an Employee. Employees are required to provide the CCO with a list of all new accounts opened during the quarter within 30 days of the end of the quarter.

Initial and Annual Holdings Reports

New Employees are required to report all of their Securities not later than 10 days after an individual becomes an Employee. Employees are required to provide the CCO with a complete list of Securities on an annual basis, or on or before February 14 of each year. The report shall be current as of December 31.

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the CCO in order to fulfill the initial and annual holding requirements. However, Employees must be certain that their brokerage/custodial statements include at a minimum:

(a)

the title and type of Security;

(b)

as applicable, depending on the type of Security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security;

(c)

the name of any broker, dealer or bank with which the Employee maintains an account in which any Security is held for the Employee’s direct or indirect benefit; and

(d)

the date in which the Employee submits the report.

EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT. THE CCO MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY EMPLOYEES.

Quarterly Transaction Reports

Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. Employees have two options to fulfill this requirement. First, Employees may either provide or instruct their broker-dealers to provide to the CCO, duplicate trade confirmations and/or brokerage account statements, not later than thirty (30) days after the end of each calendar quarter. Second if an Employee’s trades do not occur through a broker-dealer (e.g., direct investment plan), or if the Employee chooses to not provide account statements, such transactions shall be reported separately on the Quarterly Reporting Form.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Trading and Review

BCM’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, BCM will closely monitor Employees’ investment patterns to detect the following abuses:

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Trading opposite of Client trades; and

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Other personal trading activities which are inconsistent with BCM’s fiduciary duty to Clients.

As the Managing Principal also serves as the CCO, Brie Valant, or a designee will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If BCM discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

BCM takes the potential for conflicts of interest caused by personal investing very seriously. As such, BCM requires its Employees to promptly report any violations of the Code of Ethics to the CCO.

If any violation of BCM’s Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

2.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Nonpublic Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, BCM has instituted procedures to prevent the misuse of Material Nonpublic Information.

In the past, securities laws have been interpreted to prohibit the following activities:

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Trading by an insider while in possession of Material Nonpublic Information; or

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Trading by a non-insider while in possession of Material Nonpublic Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

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Communicating Material Nonpublic Information to others in breach of a fiduciary duty.

Covered Employees

This policy covers all of BCM’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Material Inside Information Definition

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

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Dividend or earnings announcements

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Write-downs or write-offs of assets

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Additions to reserves for bad debts or contingent liabilities

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Expansion or curtailment of company or major division operations

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Merger, joint venture announcements

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New product/service announcements

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Discovery or research developments

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Criminal, civil and government investigations and indictments

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Pending labor disputes

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Debt service or liquidity problems

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Bankruptcy or insolvency problems

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Tender offers, stock repurchase plans, etc.

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Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of BCM’s securities, the securities of another company, or the securities of several companies. The misuse of Material Nonpublic Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

Nonpublic Information Defined

In order for issues concerning Inside Trading to arise, information must not only be material, but also nonpublic.

Once nonpublic information has been effectively distributed to the investing public, it can no longer be classified as Material Nonpublic Information. However, the distribution of Material Nonpublic Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, Nonpublic information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Nonpublic Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputation benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any Client or other individual/entity outside of BCM without prior consent or direction from the CCO. Additionally, Employees must not disclose the holdings of any BCM-affiliated fund to third-parties unless approved by the CCO.

BCM will provide certain information relating to the performance of BCM-affiliated funds to Investors, as requested. All Investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Penalties for Trading on Material Nonpublic Information

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

3.

Outside Business Activities

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by reporting intent to serve to the CCO. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV. The preferred method for reporting to the CCO is via email.

4.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with BCM and in which he or she knows BCM might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to BCM, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any BCM business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by BCM may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

The preferred method for informing the CCO of any of items under this topic is via email.

5.

Improper Use of BCM’s Property

No Employee may utilize property of BCM or utilize the services of BCM or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including BCM and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

6.

Protection of BCM’s Name

Employees should at all times be aware that BCM’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of BCM’s name in any manner that could be misinterpreted to indicate a relationship between BCM and any other entity or activity.

7.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

8.

Gifts and Entertainment

General Guidelines

For purposes of the following policies a gift is any physical item, service, event, or tickets of value. Generally, gifts should be reasonable and appropriate to the scope, nature and value of a relationship. Under no circumstances may BCM or any employee ever give or receive a cash or cash equivalent gift. The value of any gift is considered in aggregate with other gifts to or from the same person or entity. Exceptions to this policy will be made for legitimate business purposes, including marketing, charitable and due diligence purposes, provided that such gift is reasonable.

Gifts of greater than nominal value shall require written approval from the CCO prior to acceptance, to the extent practical. If prior approval cannot be obtained, disclosure must be made as soon as possible.

Administration & Violations

The CCO is charged with responsibility for administering and enforcing BCM’s Gift and Entertainment policies. To monitor compliance, the CCO shall require that related persons report any gifts given and received of greater than de minimis value in a timely manner, in accordance with the policies above

Disclosure

BCM shall describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for BCM’s Code of Ethics shall be directed to the CCO.

Recordkeeping

BCM shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or BCM’s management.

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A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of BCM.

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A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by BCM for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

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A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

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BCM shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering and IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. The CCO may delegate the review of personal securities transactions as deemed necessary and appropriate.

All Employees are responsible for their individual compliance with this Code of Ethics. Employees are responsible for reporting violations of the Code of Ethics or Federal Securities Law to the CCO. Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment, after material amendment to the Code of Ethics, or upon request of the CCO.

Client and Investor Privacy

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Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to their clients, who are Natural Persons, its policies and procedures regarding the use and safekeeping of client records and information.

Information is collected from Clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing Clients with requested services. Information is collected from Investors during the subscription process and occasionally thereafter.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft.

Policy

BCM will not disclose Client or Investor records and information including Nonpublic Personal Information (collectively, “Client or Investor information”) to anyone unless such disclosure is permitted or required by law.

Procedures

1.

BCM shall not sell Client or Investor information to anyone.

2.

BCM will restrict access to Client or Investor information to individuals within BCM who require the information in the ordinary course of servicing Clients or Investors’ accounts. Client Information is used only for business purposes.

3.

BCM has developed procedures to safeguard Client and Investor records and information (See Attachment A).

4.

Client or Investor information may only be given to third-parties under the following circumstances:

•

To broker-dealers to open brokerage accounts;

•

To other firms as directed by Clients or Investors, such as accountants, lawyers, etc.;

•

To third-parties as needed to provide requested services; and

•

To regulators and others, when required by law.

5.

At times, Client or Investor information may be reviewed by BCM's outside service providers (i.e., accountants, lawyers, consultants, etc.). The CCO will review the entities’ privacy policies privacy to ensure that Client Information is not misappropriated or used in a manner that is contrary to this privacy policy.

6.

BCM shall provide a Privacy Notice to Clients and Investors upon inception of the relationship and annually thereafter. The Privacy Notice shall be furnished to Clients or Investors in a written format and BCM will maintain a record of the dates when the Privacy Notice is provided to Clients and Investors.

7.

Any suspected breaches to the privacy policy must be reported to the CCO.

8.

If an Employee receives a complaint regarding a potential identity theft issue (be it from a Client or Investor or other party), the Employee should immediately notify the CCO. The CCO will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

9.

In the event that unintended parties receive access to Client or Investor information, BCM will promptly notify those Clients or Investors of the privacy breach. With respect to certain Clients or Investors from certain states, this is a specific requirement.

10.

Extraneous documents containing any Client or Investor information or sensitive consumer information shall be burned, shredded or destroyed (this includes documents earmarked for recycling).  In addition, any Client or Investor information saved in a storage medium that is being sold or disposed of must be removed from the medium. In the event that BCM maintains contracts with service providers for services involving the disposal or destruction of consumer report information, the contracts must explicitly require the “proper” disposal of documents containing Client or Investor information. Please refer to the “Document Destruction” procedure in the Maintenance of Books and Records policy.

Safeguarding Nonpublic Personal Information

BCM shall strive to: (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:

A.

Confidentiality. Employees shall maintain the confidentiality of information acquired in connection with their employment with BCM, with particular care taken regarding Nonpublic Personal Information. Employees shall not disclose Nonpublic Personal Information, except to persons who have a bona fide business need to know the information in order to serve the business purposes of BCM and/or Clients.

B.

Information Systems. BCM has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Nonpublic Personal Information.

Passwords and Access. Employees use passwords for computer access, as well as for access to specific programs and files. Nonpublic Personal Information shall be maintained, to the extent possible, in computer files that are protected by means of a password system secured against unauthorized access.

Access to specific databases and files shall be given only to Employees who have a bona fide business need to access such information. User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them. All access and permissions for terminated Employees shall be removed from the network system promptly upon notification of the termination.

To avoid unauthorized access, Employees shall close out programs and lock their computers when they leave the office for an extended period of time and overnight. Terminals shall be locked when not in use during the day and laptops shall be secured when leaving BCM’s premises

System Failures. BCM will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.

Electronic Mail. As a rule, Employees shall treat e-mail in the same manner as other written communications. However, Employees shall assume that e-mail sent from BCM’s computers is not secure and shall avoid sending e-mails that include Nonpublic Personal Information to the extent practicable. E-mails that contain Nonpublic Personal Information (whether sent within or outside BCM) shall have the smallest possible distribution in light of the nature of the request made.

Disposal. Electronic media, on which Nonpublic Personal Information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.

C.

Documents. Employees shall avoid placing documents containing Nonpublic Personal Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied or faxed shall be attended to by appropriate Employees. Documents containing Nonpublic Personal Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care. Any Nonpublic Personal Information that is removed from the premises must be handled with appropriate care and returned to the premises as soon as practicable.

D.

Discussions. Employees shall avoid discussing Nonpublic Personal Information with, or in the presence of, persons who have no need to know the information. Employees shall not discuss Nonpublic Personal Information in public locations, such as elevators, hallways, public transportation or restaurants.

E.

Access to Offices and Files. Access to offices, files or other areas where Nonpublic Personal Information may be discussed or maintained is limited, and Employees shall enter such locations for valid business purposes only. Meetings with Clients shall take place in conference rooms or other locations where Nonpublic Personal Information will not be generally available or audible to others. Visitors shall generally not be allowed in the office unattended.

F.

Old Information. Nonpublic Personal Information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner. Refer to the Document Destruction procedures contained in the Maintenance of Books and Records policy for additional information.

G.

Identity Theft. An identity thief can obtain a victim’s personal information through a variety of methods. Therefore, Employees shall take the following actions to prevent identity theft:

a)

When providing copies of information to others, Employees shall make sure that non-essential information is removed and that Nonpublic Personal Information which is not relevant to the transaction is either removed or redacted.

b)

The practice of dumpster diving provides access for a would-be thief to a victim’s personal information. Therefore, when disposing of paper documents, paperwork containing Nonpublic Personal Information shall be shredded, burned or otherwise destroyed.

d)

Employees may be deceived by pretext calling, whereby an “information broker” or “identity thief” posing as a Client, provides portions of the Client’s Nonpublic Personal Information (i.e., Social Security Number) in an attempt to convince an Employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees shall make every reasonable precaution to confirm the identity of the Client on the phone before divulging Nonpublic Personal Information.

e)

BCM prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (i.e., mailing lists, quarterly reports, etc.).

Employees could be responsible for identity theft through more direct means. Insider access to information could permit a dishonest Employee to sell Clients’ or Investors’ Nonpublic Personal Information or to use it for fraudulent purposes. Such action is cause for disciplinary action at BCM’s discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

Responsibilities

The CCO, or the CCO’s designee, will monitor for compliance with this policy and procedures and will coordinate the dissemination of the Privacy Notice.

Maintenance and Dissemination of Disclosure Documents or Filings

____________________________________________________________________________________

Issue

The SEC requires investment advisers to maintain and distribute certain disclosure documents. These disclosure documents must be kept current and accurate, and should be disseminated in conjunction with required regulations. In addition to SEC disclosure requirements, certain disclosure documentation is normally distributed to potential or current investors in pooled investment vehicles.

Policy

BCM will update and disseminate its disclosure documents to Clients and Investors on a timely basis and ensure the timely and accurate submission of regulatory filings to the appropriate federal and state regulatory authorities.

1.

Advisory Agreement

BCM must enter into an advisory agreement with a Client prior to the commencement of managing the Client’s account. The advisory agreement shall describe the advisory services provided by BCM and shall set forth various components of the advisory relationship and serve as one of BCM’s primary disclosure documents to its Clients.

All revisions to the advisory agreement must be approved by the CCO for the purposes of determining whether or not BCM will formally amend its advisory agreements with existing Clients.

2.

Form ADV

Entities applying for registration with the SEC as an investment adviser are required to complete and file a Form ADV, which is an application form for such registration. The adviser is required to file Part 1A of this form electronically through the Investment Adviser Registration Depository (“IARD”). Part 2 & 2B of Form ADV is maintained in the registered investment adviser’s files, and the investment adviser is not required to file Part 2 & 2B with the SEC.

Requirements Regarding the Maintenance and Dissemination of Form ADV

•

Rule 204-1(b) of the Advisers Act requires advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain inaccuracies require an amendment to be filed immediately (Items 1,3,9,11 of Part 1A) while other material inaccuracies require an amendment to be filed promptly (Items 4,8,10 and all items on Part 2). Other inaccuracies require an amendment to be filed within 90 days of the end of the fiscal year (refer to the instructions appearing in the Form ADV application booklet for further guidance).

•

Rule 204-3(a) under the Advisers Act provides that an adviser shall furnish each advisory client with a written disclosure statement which may be either a copy of Part 2A & 2B of its Form ADV or a written document containing at least the information required by Part 2A & 2B of Form ADV. The written disclosure document should be provided not less than 48 hours prior to entering into an advisory agreement or at the time of entering into an advisory agreement if the client is given the right to terminate the contract without penalty within five business days after entering into the contract.

•

Rule 204-3(c)(1) requires an investment adviser annually to deliver or offer in writing to deliver to each of its clients, upon written request, Part 2 of Form ADV.

•

The SEC believes that an investment adviser has a duty to make disclosure to clients about material financial conditions and disciplinary history, although no provision of the Advisers Act expressly requires such disclosure. Instead, Rule 206(4)-4 under the Advisers Act prescribes certain minimum disclosures that certain advisers must make to clients of financial and disciplinary information relating to it or any management persons. BCM would be required to disclose to its Clients all material facts about any financial condition that would be reasonably likely to impair its ability to meet its contractual commitments to Clients. This disclosure obligation applies only to those Clients where BCM has discretionary authority over their assets or where the adviser has received prepayment of advisory fees of more than $500, six months or more in advance.

BCM is required to disclose all material facts relating to a legal or disciplinary event that would be material to a Client's evaluation of BCM's integrity or ability to meet its contractual commitments. Examples of the types of disciplinary information that the SEC believes are material and that the adviser and its employees must disclose includes any convictions for theft, fraud, bribery, perjury, forgery, counterfeiting, extortion and violations of securities laws by the adviser or one of its executives. Disclosure must be made for any event that occurred within the last 10 years. Events more than 10 years old must be disclosed if the event was so serious that it remains a material consideration for the evaluation of BCM. .

Responsibility

BCM provides Clients with Part 2 of Form ADV and does not utilize a separate written disclosure document in lieu of Part 2 of Form ADV. The CCO is responsible for ensuring that Parts 1A and Part 2 of Bandon’s Form ADV are properly maintained and disseminated. Accordingly, the CCO will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in: securities laws; industry practices; and BCM’s advisory products and services. The CCO may discuss disclosure issues with Employees to ensure that current disclosures are consistent with BCM’s practices. Employees are encouraged to review Bandon’s disclosure documents and bring to the CCO’s attention any disclosures that may require amendment/updating.

The private placement memorandums provided to prospective and current investors in the Funds will be reviewed periodically by the CCO to ensure that these documents are current. The CCO, or the CCO’s designee, is responsible for ensuring that these documents are disseminated.

1.

State Licensing, Notification and Registration

State Requirements

BCM may be required to provide one or more state securities authorities with copies of its SEC filings (“Notice Filings”). Bandon’s Notice Filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if BCM either maintains a place of business in, or has more than five (5) Clients in a particular state, then it must Notice File in that particular state.2

BCM may not solicit or render investment advice for any Client domiciled in a state where BCM is not properly registered or conditionally exempt or excluded from registration. BCM will file with the SEC, and Notice File in certain states due to the location of residence of its Clients. BCM will review its state Notice Filing requirements as part of its account opening process.

Registration of Investment Adviser Representatives

Under Section 203A, states are permitted to impose individual licensing requirements for any person that is located in the state and provides investment advice on behalf of a SEC registered investment adviser and who is also subject to the supervision and control of the investment adviser (“Supervised Person”). However, a Supervised Person is exempt from any state licensing requirements so as long as most of the clients are either institutional clients or Natural Persons with a net worth in excess of $1.5 million or have placed $750,000 under the adviser’s management.

State licensing may be required if the Supervised Person manages accounts for natural persons that have less than $750,000 or such natural persons net worth is less than $1.5 million (“Retail Client”). Section 203A permits a Supervised Person to manage a limited number of Retail Clients without having to register in a state. A Supervised Person can manage the greater of:

•

5 Retail Clients; or

•

Up to 10% of its total clients are Retail Clients.

For example, if a Supervised Person has four total clients then the Supervised Person can manage up to five Retail Clients without being subject to state licensing requirements. To use another example, assume the Supervised Person had a total of 70 clients. The Supervised Person can accept up to seven Retail Clients without being subject to state licensing requirements.

Responsibility

The CCO, or the CCO’s designee, will monitor the status of BCM’s Clients and determine when a Supervised Person should be registered. BCM will complete the necessary filing via Web CRD when registration is required for a Supervised Person. In addition, depending on the state, the Supervise Person may have to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements; (i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

4.

EDGAR Filings

Form 13D

Securities Exchange Act Rule 13d-2 requires Form 13D schedule to be filed for any person, including BCM and its Associated Persons, who, after acquiring directly or indirectly a beneficial ownership of more than five percent (5%) of the outstanding shares of any equity security of a class registered pursuant to Section 12 of the Securities Exchange Act, or any equity security of an insurance company relying on Section 12(g)(2)(G), or any closed-end investment company registered under the 1940 Act to report beneficial ownership with either the intent or effect of causing a change in control of an issuer.

The Form must be filed within 10 days after such acquisition with (1) the SEC, (2) each exchange where the security is traded, and with (3) the principal office of the issuer. Form 13D must be filed on the SEC’s EDGAR Filing System.

Should these filings be required, the CCO is responsible for ensuring the filings occur on a timely basis.

Form 13F

Should BCM have discretion over $100 million in Section 13(f) securities, it must file Form 13F as prescribed by Section 13(f) of the Securities Exchange Act of 1934; Section 13(f) securities include stocks traded on an exchange or NASDAQ, equity options and warrants, closed-end fund shares, and certain convertible debt securities: however, note that these securities “sold short” do not count against the adviser’s total 13(f) securities for this purpose. Section 13(f)(5)(A) defines an institutional investment manager as any person investing in securities for its own account or exercising investment discretion of an account of another person. It is these investment advisers with discretion over $100 million over Section 13(f) securities who must file the Form 13F quarterly with the SEC. Investment discretion is defined as:

(i)

the investment adviser has the power to determine which securities are bought or sold for the account(s) under management; or

(ii)

the investment adviser makes decisions about which securities are bought or sold for the account(s), even though someone else is responsible for the investment decisions.

The filing begins with the last quarter of the calendar quarter that it has reached the $100 million level. BCM must then file the next three quarters, and as long as BCM is at the $100 million level, it must continue to file the form. For example, if BCM reaches the $100 million filing threshold in June, BCM must first file the Form 13F via EDGAR for the December quarter of that calendar year. BCM will then need to submit filings for the March, June, and September quarters of the following calendar year, even if the market value of the Section 13(f) securities falls below the $100 million level.

After that, the market value of the portfolio of Section 13(f) securities during the following calendar year will determine whether or not the Firm must file a Form 13F for the quarter ending December. BCM will need to file a Form 13F for the calendar quarter ending in December, and the three successive calendar quarters ending in March, June, and September if BCM meets the $100 million filing threshold on the last trading day of at least one month during the year. Positions in Section 13(f) securities of less than 10,000 shares having an aggregate value of less than $200,000 need not be reported.

The CCO will monitor BCM’s assets under management each month to ascertain if the Section 13(f) securities under its discretion reach the $100 million level and for ensuring that, if Form 13F filing is required, that such filing is made within 45 calendar days of the end of the quarter; a list of the Section 13(f) securities will be obtained from the SEC if necessary. The Form 13F filings must include:

•

The issuer name of all Section 13(f) securities (which should be listed in alphabetical order);

•

A description of the class of security listed (e.g., common stock, put/call option, class A shares, convertible debenture);

•

The number of shares owned;

•

The fair market value of the securities listed, as of the end of the calendar quarter; and

•

Background information, as well as an indication of the type of voting authority the Firm has, if any.

Form 13G

Form 13G may be filed in lieu of a Schedule 13D if such person has acquired more than 5% of the outstanding shares of a security in the ordinary course of business and not with purpose of changing or influencing control of the issuer and such person is a registered investment adviser or a specified type of institutional investor [Rule 13d-1(b)(1)(ii)(E)] under the Securities Exchange Act.

Form 13G must be filed within 45 days after the end of the calendar year in which the obligation arose and following each year end thereafter to report a change in position, as long as the person continues to own a five percent (5%) position or more. The Form need not be filed if the person does not own more than five percent (5%) at the end of the calendar year. If the person no longer holds such securities in the ordinary course of its business, and now holds it with the intent or effect of causing a change in control of the issuer, the person must promptly file a Form 13D (as detailed above). An initial or amended filing is required within 10 days of the end of any month in which the person acquires more than 10% of the outstanding shares of an issuer or if a reportable position increases or decreases by more than 5%. Form 13G must be filed on the SEC’s EDGAR Filing System.

Should these filings be required, the CCO is responsible for ensuring the filings occur on a timely basis.

Duty to Supervise

____________________________________________________________________________________

Issue

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in egregious cases, revoke the registration of the investment adviser for a failure to properly supervise its employees. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

BCM’s management recognizes its duty to supervise the actions of its Employees. This Manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by BCM. BCM shall carefully review the following activities (note that this list is not all-exhaustive):

•

Setup of new accounts

•

Securities pricing and valuation

•

Preparation of investment advisory agreements

•

Maintenance of client files

•

Portfolio management

•

Client trading, including best execution and trade allocations

•

Customer and Investor correspondence

•

Personal trading activities of Employees

•

Customer and Investor complaint inquiries

•

Form ADV amendments

•

Marketing and advertising

•

Adherence to the Code of Conduct

Policy

BCM expects that its Employees will report to their supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of supervisory personnel. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of BCM. All activities reported by Employees may be done anonymously in order to protect the reputations of the Employees involved. BCM shall fully review the matter and implement any necessary corrective or disciplinary action. BCM requires the full commitment of its Employees to the tenets set forth in the Code of Conduct; Employees that elect to ignore and/or violate the tenets shall be disciplined as such including the possible termination of their association with BCM.

Responsibilities

Employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to their direct supervisor and/or the Managing Principal.

A.

Disclosure of Political Contributions

SEC Rule 206(4)-5 prohibits investment advisers from receiving compensation for advisory services provided to a government entity for two years after the adviser or its covered associates make a contribution to a government official who can influence the government entity’s selection of investment advisers. The Rule is designed to curtail practices commonly known as “pay to play”, where an investment adviser makes contributions or other payments to public officials with the intent of generating investment advisory business.

“Contribution” is any gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election to an elective office, including payment of debts incurred in such an election and transitional or inaugural expenses. An individual’s donation of their time to a campaign would not count as a contribution, provided that BCM did not solicit the individual to donate their time; BCM’s resources, such as office space, computers and telephones, are not used; and the individual’s campaign activities did not otherwise take place during business hours.

Policy

Rule 206(4)-5 under the Advisers Act restricts BCM and/or covered associates from making a contribution to certain political candidates, and from coordinating or soliciting other persons to make contributions to political candidates. A violation of any such prohibition could result in lost business opportunities, lost revenue and/or civil or criminal liability for BCM. BCM intends to comply in full with any and all statutes, rules, regulations and policies governing conduct with respect to public officials in force in any state or other locality in which BCM does business or reasonably expects to do business in the future.

Two Year Timeout

Advisers making contributions covered by the rule would not be prohibited from providing advisory services after triggering the two-year “timeout,” but would be prohibited from receiving compensation for providing advisory services during that time.  The two-year time-out begins to run once the contribution is made and not when the contribution is discovered by the adviser or the SEC examination staff. An adviser’s fiduciary duties may obligate it to continue to provide advisory services without compensation for a reasonable period of time after the two-year time-out is triggered.

Under the rule, the two-year time-out continues to apply to an advisory firm after the covered associate who made the triggering contribution has left the firm. In addition, the two-year time-out applies to any new advisory firm that, within two years after the contribution was made, employs a person who made the contribution.  However, the two-year time-out will not be applicable to a covered associate’s new advisory firm if the contribution that would normally trigger the time-out is made more than six months prior to the individual becoming a covered associate of the new firm, unless the person, after becoming a covered associate, solicits clients.

Permitted Contributions

Employees may make de minimis contributions to the election campaigns of political candidates in the State in which the employee resides, provided that, in the aggregate, such contributions:

•

Do not exceed $350 per election to any political candidate for whom the employee is entitled to vote

•

Do not exceed $150 per election to any political candidate for whom the employee is not entitled to vote

Contributions to candidates for federal elective office are permitted without restriction – provided that such contribution would not otherwise violate this policy or campaign finance laws. Federal elective offices are limited to the U.S. President and Vice President and Members of the U.S. Senate and House of Representatives.

Permitted contributions do not need prior approval, but must still be disclosed at the time of such contribution.

Contributions over the De Minimis Amount

Political contributions in excess of the de minimis amount may preclude BCM from conducting business with certain political subdivisions. Therefore, no employee shall directly or indirectly, make a contribution to, or coordinate a contribution to, a political candidate or PAC in excess of the de minimis amounts noted above without the prior review and written approval of the CCO. The written request to the CCO that shall include the following:

•

The amount of the proposed contribution;

•

The political candidate or PAC to whom such contribution or on whose behalf such coordination or solicitation is proposed to be made;

•

If applicable, the elective or appointed office or other government position that such political candidate occupies at the time of the proposed contribution, coordination or solicitation;

•

If applicable, the elective or appointed office or other government position sought by such political candidate or affiliate thereof at the time of the proposed contribution, coordination or solicitation;

•

If applicable, the identity of the person who has requested that such employee make the proposed contribution or engage in such coordination or solicitation;

•

The form of the proposed contribution, coordination or solicitation; and

•

A brief description of the reason for the contribution, coordination or solicitation and any other relevant facts or circumstances.

Written requests will be reviewed on an ongoing basis. The decision of the CCO with respect to each request will be final and binding. All political contributions must be disclosed to the CCO.

Any violation of this policy is grounds for disciplinary action, including immediate termination of employment.

Account Opening and Closing Procedures

____________________________________________________________________________________

Issue

Mistakes in the account opening and closing processes could result in the inefficient management of Client or Investor accounts. To ensure that accounts for BCM’s Clients and Investors are opened and closed in an efficient manner, BCM has adopted this policy and procedures.

Policy

Client and Investor accounts shall be opened and closed in accordance with the procedures noted below. These procedures have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing processes, thereby minimizing any potential negative impact on BCM’s Clients and Investors.

Summary Procedures for Opening a New Client Account

1.

Accounts will not be managed unless the investment advisory agreement authorizes BCM to have discretion over the account and the CCO has approved the opening of the account.

2.

If applicable, BCM and new Clients must complete forms to authorize the transfer of Client assets to the custodian chosen by the new Client. The Managing Principal will discuss the merit of selling a portion or all of the assets with the previous custodians, and transferring cash to the new custodian. Such factors as asset tax basis and BCM’s knowledge of the new Client’s investments are taken into account. When a final decision is made and approved by the new Client, he or she signs the new custodian’s transfer form.

3.

BCM and new Clients must complete new account forms that are required by the broker chosen by the new Client. The forms must provide BCM with the authorization to trade on behalf of the Client (limited power-of-attorney) and may also grant BCM the ability to directly debit advisory fees from the Client’s custodial account.

4.

BCM shall document any prohibitions or investment restrictions for new Clients. If a trade restriction exists, it is noted in BCM’s order management system.

5.

BCM must be careful to document any prohibitions/restrictions on foreign investments for new Clients. This may be particularly relevant in the case of institutional accounts, including pension and profit sharing plans that may be subject to ERISA. Non-standard agreements executed with such Clients will be reviewed for such restriction.

6.

In the event that the Client is referred to BCM by an outside solicitor, BCM will collect the Client’s signed and dated acknowledgement of his or her receipt of the solicitor’s separate written disclosure document and Part 2 of either Bandon’s Form ADV.

7.

BCM will furnish the new Client with Part 2 of Form ADV and BCM’s Privacy Notice no later than when the Client executes the advisory agreement.

8.

BCM will enter data settings (percentage of advisory fee, name, account number, holdings, reports, etc.) into its internal portfolio management system to include the Client’s account.

9.

BCM will develop a file for the Client that includes, among other things: the advisory agreement, and correspondence, as appropriate.

10.

BCM will add the Client to its client relationship management software, including the Client’s profile information.

11.

BCM will note the state of residence of the new Client to determine any additional state notice filing requirements.

Summary Procedures for Closing a Terminated Client Account

1.

BCM may be informed of a Client termination through a variety of sources, including: i) receiving ACAT notice from a broker; ii) receiving a letter directly from the Client with termination instructions (particularly on any position liquidations); or iii) verbal instructions from the Client.

2.

The Managing Principal or appropriate portfolio manager shall be informed of the termination, at which point all active management of the account shall cease. In some cases, the Client may instruct BCM to liquidate certain positions in the account prior to closing. BCM will complete the trades to the best of its ability, taking into account the effects on the price at which the securities will be liquidated. In the event that the Portfolio Manager believes that the price of the Security will be materially affected, this information must be conveyed to the Client to determine the appropriate course of action. The Portfolio Manager must determine whether the Client wishes to proceed with the liquidation, or hold the Security.

3.

If a Client terminates in the middle of a billing cycle, a pro-rata fee shall be calculated for the relevant period based upon the termination date. The pro-rata fee shall be calculated for the period based upon the Client termination date.

•

If the terminating Client pays fees in advance, any difference between the pro-rata fee and the fee paid by the terminating Client is promptly returned to the client no later than 30 business days after the next billing cycle.

•

If the terminating Client pays fees in arrears, the pro-rata fee is promptly billed to the terminating Client no later than 30 business days after the next billing cycle.

The termination date may be determined in numerous ways as follows:

•

A specific predetermined date based on written notice either by BCM or its Clients, as specified in BCM’s advisory agreement;

•

The date in which BCM receives notice from the Client (generally by fax, email or other written means). In such cases, BCM may elects to waive the notice requirement for terminated Clients; and

•

The termination date independently determined by wrap fee sponsors/sub-advisers, etc. and agreed upon by BCM.

4.

 BCM shall furnish the terminated Client with a final letter memorializing the termination instructions and effective date of termination.

5.

All information relating to the management of a terminated Client account must be maintained in accordance with the Advisers Act (i.e., five years from the end of the fiscal year in which the account is terminated) and BCM’s Privacy policy and procedures.

6.

BCM will cooperate with any account transfer instructions received from the terminated Client, and act to complete an account transfer efficiently and expeditiously.

Summary Procedures for Accepting a New Investor

1.

The new Investor must complete an Investment Advisory Agreement and Client Suitability Questionnaire, which Bandon will maintain in its records. Prior to accepting a new Investor, the CCO must verify the status of the new Investor by reviewing the information provided the Investor submitted documentation.

2.

New Investors must attest to their eligibility to participate in “new equity issues” as defined by FINRA Rule 5130.

3.

Bandon will generally accept a bank wire transfer, electronic journal or check to fund a Client account.

4.

Bandon will furnish the Investor with Form ADV Part 2 and BCM’s Privacy Notice upon engagement.

5.

BCM will enter various data settings into its accounting, client relationship management systems and portfolio management systems with the Client’s information.

6.

In the event that an Investor was referred to Bandon by an outside solicitor, Bandon will collect the Investor’s signed and dated acknowledgement of its receipt of the solicitor’s separate written disclosure document Bandon’s Form ADV Part 2.

Responsibility

Several individuals will be responsible for various aspects of opening and closing a Client/Investor account; however, the Chief Compliance Officer will oversee the entire process.

Client or Investor Complaints

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Issue

From time to time, and despite its greatest efforts, BCM may receive complaints from Clients or Investors regarding services or related matters. BCM needs to respond to such complaints and correct or improve its business dealings in an effort to prevent future complaints.

Policy

BCM shall investigate all client or investor complaints and respond to all complaints in a timely manner.

Procedures

1.

BCM shall maintain a record of all written complaints in the designated Complaint Log. BCM shall maintain a file which contains the details and supporting documentation relating to the complaint.

2.

Any statement alleging any specific, inappropriate conduct on the part of BCM constitutes a complaint. A client complaint must be initiated by the client or investor and must involve a grievance expressed by the client. It may be difficult to judge whether or not a communication from a client constitutes a “complaint”. A mere statement of dissatisfaction from a client about an investment or about investment performance in most cases does not constitute a complaint. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

3.

The file shall include the written complaint submitted by the advisory client and all correspondence to and from the client in response to the complaint.

4.

Special procedures must be followed anytime a complaint is received from a client, whether it is received orally or in writing. These procedures are outlined below:

•

Immediately notify the CCO;

•

If the complaint was delivered orally, write a short memorandum describing the complaint based on facts obtained from knowledgeable Employees;

•

Acknowledge the complaint in writing with the client and/or the client’s counsel;

•

Make every effort to settle the complaint. Any offers of settlement or actual settlements may be made only by the CCO; and

5.

The Oral Complaint Memorandum for all oral complaints shall include the date the complaint was received, the client’s name, a description of the complaint, individuals identified in the complaint, how BCM intends on resolving the complaint and any additional remarks. Any written response to the oral complaint shall be maintained in the file.

Responsibilities

The CCO shall be responsible for investigating customer complaints and for directing any corrective action.

Advertising and Marketing

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Issue

Rule 206(4)-1(a) under the Advisers Act governs investment adviser advertising. The rule forbids an advertisement that:

•

Refers to any testimonial of any kind concerning BCM or any advice, analysis, report or other service rendered by BCM (refer to the discussion of testimonials below);

•

Refers to past specific recommendations of BCM that were or would have been profitable to any person (refer to the discussion of past specific recommendations below);

•

Represents that any graph, chart, formula or other device offered by BCM can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

•

Contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•

Contains any untrue statement of a material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding their use of advertisements. BCM intends to follow the requirements and guidelines outlined in these no-action letters, when applicable.

The term “Advertisement” includes any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any Security, or which Security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any Security, or which Security to buy or sell, or (3) any other investment advisory service with regard to securities.

Policy

All marketing materials produced by BCM shall be reviewed for conformity to applicable rules and regulations promulgated under state and Federal Securities Laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. BCM has established this policy to help promote compliance with applicable rules and regulations.

In general, all marketing materials will be considered advertisements. BCM is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect although it could be argued that no single statement of a material fact is incorrect are nevertheless prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

•

The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•

The general economic or financial conditions affecting any assumptions in the materials;

•

Any representations of future gains, income or expenses;

•

Any portrayals of past performance that imply that past results may be repeated in the future, or that cannot be justified under the circumstances;

•

Any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

•

Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement. Additional details are provided below for specific marketing-related topics.

Performance Advertising

The Advisers Act does not specifically address performance advertising. In a no-action letter to Allied Investments Co. (pub. avail. May 24, 1979), the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly.

Over the years, the SEC has issued no-action relief to investment advisers seeking to market their performance information in advertisements. Performance no-action letters that may be applicable to BCM, when developing its advertising materials, are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

•

Clover Capital Management (pub. avail. October 28, 1986) discusses disclosure and the use of model and actual performance results. Although dated, this SEC no-action letter continues to be the primary standard regarding adviser advertising and provides the most relevant and detailed guidance.

•

Investment Company Institute (#1) (pub. avail. July 24, 1987) permits an adviser to present performance figures on a "gross of fees" basis without reflecting custodian fees paid to a bank or other organization for safekeeping client assets.

•

Investment Company Institute (#2) (September 23, 1988) permits the use of "gross" performance on certain one-on-one presentations provided certain disclosures are made (see “One-on-One” Presentations section below).

•

J.P. Morgan Investment Management, Inc. (pub. avail. May 7, 1996) permits an adviser to present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.

•

Association for Investment Management and Research (pub. avail. December 18, 1996) permits an adviser to present performance that is calculated on a gross-of-fees basis provided that it is presented with performance that is calculated on a net-of-fees basis.

BCM intends to follow the criteria outlined in the above no-action letters, where applicable, when it includes performance information in its marketing materials.

Current Performance Data Requirement

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term “current” shall mean, at a minimum, quarterly. Thus, for example, BCM shall be prohibited from distributing an advertisement with performance data that does not include results for the most recent calendar quarter.

Past Performance Information (Clover Capital Management)

The presentation of performance in marketing material is prohibited if the marketing piece:

•

Fails to disclose the effect of material market or economic conditions on the

results portrayed (e.g., an advertisement stating that the accounts of the   adviser's Clients appreciated in the value 25% without disclosing that the market   generally appreciated 40% during the same period);

•

Includes model or actual results that do not reflect the deduction of advisory fees,

brokerage or other commissions, and any other expenses that a   client would have paid or actually paid. With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence.

•

Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•

Suggests or makes claims about the potential for profit without also disclosing the

possibility of loss;

•

Compares model or actual results to an index without disclosing all material facts

relevant to the comparison (e.g. an advertisement that   compares model results to an index without disclosing that the volatility of the   index is materially different   from that of the model portfolio); and

•

Fails to disclose any material conditions, objectives, or investment strategies used

to obtain the results portrayed (e.g., the model portfolio contains equity stocks   that are managed with a view towards capital appreciation).

Model Results

•

Fails to disclose prominently the limitations inherent in model results,

particularly the fact that such results do not represent actual trading and that they   may not reflect the impact that material economic and market factors might have   had on the adviser's decision-making if the adviser were actually managing   Clients' money;

•

Fails to disclose, if applicable, that the conditions, objectives, or investment

strategies of the model portfolio changed materially during the time period   portrayed in the advertisement and, if so, the effect of any such change on the   results portrayed;

•

Fails to disclose, if applicable, that any of the securities contained in, or the

investment strategies followed with respect to, the model portfolio do not relate,   or only partially relate, to the type of advisory services currently offered by the   adviser (e.g., the model includes some types of securities that the adviser no   longer recommends for its Clients); and

•

Fails to disclose, if applicable, that the adviser's Clients had investment results materially different from the results portrayed in the model.

Actual Results Only

•

Fails to disclose prominently, if applicable, that the results portrayed relate

only to a select group of the adviser's Clients, the basis on which the   selection was made, and the effect of this practice on the results portrayed, if   material.

Back-up of Performance Required

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available and maintained by BCM may be used.

Past Specific Recommendations

As noted above, BCM is prohibited from including past specific recommendations in advertisements that refer directly or indirectly to past specific recommendations made by BCM unless generally the advertisement sets out a list of all recommendations (with specific information included) made by the adviser within at least the prior one-year period.

However, the SEC staff has clarified its position on this issue through the following two no-action letters:

•

Investment Counsel Association of America, Inc. (“ICAA”, pub. avail. March 1, 2004) permits an adviser to furnish specific information about its past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. The adviser may furnish the same information to existing Clients provided that the Clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services. When providing past specific recommendations to consultants/Clients as set forth above, the adviser must do so in a balanced non-misleading way.

•

Franklin Management, Inc. (pub. avail. December 10, 1998) permits advisers to include a partial list of its securities recommendations in advertisements provided that the list is selected based on objective, non-performance based criteria (such as a top-ten holding list); the same selection criteria is used each time an advertised list is used; the list will not discuss, directly or indirectly, the amount of the profits or losses, realized or unrealized, of any of the specific securities; and, the adviser maintains, and makes available to the Commission staff for inspection, records that evidence the complete list of all recommendations made by the adviser.

Testimonials

As noted above, BCM is prohibited from using testimonials, which are generally understood to include any statement that endorses BCM or refers to a favorable investment experience with BCM. The SEC believes that testimonials may create a deceptive or mistaken inference that the reader of the testimonial may mistakenly believe that he/she is likely to experience the same favorable results as those of the person providing the testimonial.3

In its most recent no-action letter dealing with this issue to Cambiar Investors, Inc. (“Cambiar”, pub. avail. August 28, 1997) the SEC indicated that advisers may distribute a partial list of Clients to prospective clients and consultants, provided that the following conditions are met:

•

the adviser will not use performance based criteria in determining which Clients to include in the list;

•

each client list will carry a disclaimer stating that it is not known whether the listed Clients approve or disapprove of the adviser or the advisory services provided; and

•

each client list will include a statement disclosing the objective criteria used to determine which Clients to include in the list.

In addition to the position set forth in Cambiar, the conditions of the ICAA letter described above also apply to BCM’s furnishing of a testimonial to a client, prospective client or consultant in response to an unsolicited request.

Superlative Statements

BCM may not include superlative words or statements in its marketing materials (such as “superior”, “top-notch”, etc.) that may cause an investor to believe that he/she could not obtain comparable advisory services elsewhere. In addition, BCM’s marketing materials must not contain exaggerated or unsubstantiated claims, and shall adopt a balanced approach to marketing its advisory services.

Substantiation of Claims

BCM must be able to justify statements such as “we have achieved long-term out-performance” and “BCM has a highly rated investment processes”. Substantiation of such claims may be accomplished in a number of ways, including, but not limited to, maintaining historical data.

Use of “RIA” or “Investment Counsel”

BCM may not in any way, represent or imply that it has been sponsored, recommended or approved, or that its abilities or qualifications have in any respect been passed upon by the SEC, or any regulatory authority/organization. In addition, BCM forbids the use of “RIA” or “Investment Counsel” on business cards or marketing materials describing Employees’ qualifications.

Information Published by Third Parties

BCM’s provision of information to third parties that publish reports or maintain databases may be considered advertising. The CCO coordinates the preparation of information that may be redistributed by third parties, and reviews all such materials for accuracy prior to distribution. The CCO will maintain copies of all written communications that are likely to be published or redistributed. Any mutual fund information, in which BCM is an advisor or sub-advisor, that is published must be reviewed by or coordinates with the funds distributor.

If an Employee becomes aware that a third-party has published or distributed inaccurate information about BCM, the Employee should contact the CCO, who will work with the publisher to resolve the inaccuracy. No Employee will redistribute erroneous information published by a third-party without appending disclosures that identify and correct the error(s).

Responding to Questionnaires, Surveys, and Other Communications

Questionnaires, surveys, and other communications furnished to third parties that publish reports about advisers are considered advertisements by the SEC. The Managing Principal is responsible for coordinating and responding to all RFPs and questionnaires received from third parties. Prior to dissemination, the Chief Compliance Officer will review the RFP or questionnaire for accuracy.

BCM will maintain a copy of any written communication provided to such third parties and should a third-party publish inaccurate information regarding BCM, the CCO will contact the publisher to inform them of the error.

FINRA Issues

Although Bandon not subject to FINRA regulations, several of Bandon’s solicitors are subject to the following requirements:

•

The October 2004 NASD enforcement action against Citigroup Global Markets, Inc. (“Citigroup”) highlighted the issues of: disseminating inappropriate sales literature that cite a targeted rate of return without providing a sound basis for evaluating the target; improperly using hypothetical returns in charts or graphs; and failing to include adequate risk disclosure.

Procedures

1.

The CCO may grant final approval to use the marketing piece. Final approval will be in writing (preferably email), and sent to the individual seeking approval for the use of the marketing material. All materials stored in the “marketing materials” can be used as if final approval has been given without a written request to use the information. The CCO, or the CCO’s designee, will maintain a Communications Log to record all communications reviews; including marketing material, advertising and speaking engagements. Marketing materials that do not change from month to month, other than performance figures, shall not be required to be reviewed on an ongoing basis after an initial review by the CCO.

3.

BCM will retain copies of the approvals received from the CCO.

4.

BCM will retain copies of all marketing pieces utilized.

5.

Any proposed presentation to, or interview with, the media by an Employee must be approved in advance by the CCO who also happens to be the Managing Principal.

6.

Proposed articles in magazines and other publications must be approved in advance by the CCO.

7.

In the event that BCM becomes aware of an article, story, etc. written by a third-party that contains erroneous information about BCM, the CCO shall notify the third-party in writing of the error and maintain documentation of the written notification. Neither BCM nor any individual or entity acting on its behalf shall reprint and distribute the erroneous information as part of BCM’s marketing efforts.

8.

An Employee who proposes to participate in a seminar or give a speech must pre-clear such activity with the CCO who also happens to be the Managing Principal. Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO.

Procedures to Maintain Performance Composites

BCM constructs performance composites and markets the returns of such composites in various marketing materials. BCM adheres to the following procedures to ensure that it is properly constructing and maintaining performance composites:

1.

The maintenance of BCM’s performance composites is based on account inclusion/exclusion parameters that are periodically reviewed to ensure that the criteria accurately represent the performance returns of BCM’s Clients.

2.

Performance composites will be updated on a monthly or quarterly as appropriate subject to oversight from the CCO. The process can be summarized by the following:

•

Terminated accounts are removed from performance composites in the period the account terminates.

•

New accounts enter the appropriate performance composite in the period the account is traded into the strategy.

•

Existing accounts may switch performance composites based on a case-by-case basis.

•

The CCO shall provide guidance in determining the appropriate performance composite for each new account, as well as when transfers from one performance composite to another are warranted.

3.

BCM strives to calculate its performance free from material errors. In the event that an Employee discovers or is informed of a performance calculation error, the Employee must promptly notify the CCO. If the error is material, the CCO will coordinate prompt and appropriate action, which may include disseminating correct performance to all individuals/entities that received the incorrect performance returns.

Books and Records

In its books and records, BCM will maintain copies of all marketing and advertising materials, and all sales-related correspondence.

Responsibility

The Managing Principal will generally be responsible for the marketing process and will oversee Marketing and ensure that only approved materials are distributed to prospective clients. However, the CCO will be responsible for approving the materials utilized in the marketing process.

Solicitors

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Issue

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring Clients, only if pursuant to a written agreement. The Rule requires, among other things, that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Policy

BCM uses both internal solicitors and third-party solicitors to obtain new Clients. Also, BCM uses internal and third-party solicitors to obtain new Investors in its unregistered investment Funds.

Procedures

Internal Solicitors

Rule 206(4)-3 under the Advisers Act prohibits solicitation payments to any solicitor unless the following conditions are met:

1.

The investment adviser is registered under the Advisers Act;

2.

The solicitor is not a person (A) subject to a Commission order issued under

section 203(f) of the Act, or (B) convicted within the previous ten years of       any felony or misdemeanor involving conduct described in section         203(e)(2)(A)-(D) of the Act, or (C) who has been found by the Commission       to have engaged, or has been convicted of engaging, in any of the conduct       specified in paragraphs (1), (5) or (6) of section 203(e) of the Act, or (D) is       subject to an order, judgment or decree described in section 203(e)(4) of the Advisers   Act;

3.

Such cash fee is paid pursuant to a written agreement to which the adviser is a party; and

4.

The status of such solicitor as a partner, officer, director or employee of such investment adviser or other person, and any affiliation between the investment adviser and such other person, is disclosed to the client at the time of the solicitation or referral.

Unaffiliated Solicitors

Rule 206(4)-3(a)(2)(iii)(A) prohibits a registered investment adviser from paying fees to an unaffiliated solicitor4 for client referrals unless the following requirements are met:

1.

BCM will only pay cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. BCM is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of Clients or Investors to BCM or the Funds.

2.

The written agreement between BCM and the solicitor shall require the following conditions:

•

Description of the solicitation activities to be engaged in by the solicitor on behalf of BCM and the compensation to be received;

•

An undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with BCM’s instructions and the provisions of the Advisers Act and the Rules thereunder;

•

An undertaking that the solicitor is not a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii);

•

An undertaking to complete a verification letter on an annual basis (see Attachment A); and

•

An undertaking by the solicitor to, at the time of any solicitation activities, provide the client with a current copy of the Adviser’s Part 2 of Form ADV and a separate written disclosure document (provided that the solicitor is not an Employee, or otherwise affiliated with BCM).

3.

The unaffiliated solicitor’s separate written disclosure document must be provided to the prospective Client or Investor at the time of solicitation. The disclosure document must contain the following information:

•

The name of the solicitor (s);

•

The name of BCM;

•

The nature of the relationship, including any affiliation, between the solicitor and BCM;

•

The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor;

•

The amount, if any, the client will be charged in addition to the advisory fee; and

•

The client’s signature, as an acknowledgment of receipt by the prospective clients.

4.

BCM must collect a signed and dated acknowledgement from the Client or Investor that they received the solicitor’s separate written disclosure document and BCM’s Part 2 and 2B of Form ADV. BCM must receive the acknowledgment prior to, or at the time of, entering into the advisory agreement with the Client or prior to, or at the time of, accepting any capital contributions from the Investor. In order to ensure compliance with this procedure, BCM may require Clients or Investors to sign and date the solicitor’s separate written disclosure document which will evidence the receipt of the solicitor’s separate written disclosure document as well as Part 2 & 2B of BCM’s Form ADV.

5.

Any solicitor acting on behalf of BCM shall not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

6.

BCM shall maintain originals and/or copies of all solicitor documents in the respective client files.

7.

BCM shall require its solicitors to complete the Solicitors Verification Letter.

Responsibility

The CCO will oversee BCM’s solicitation arrangements, including the establishment of new relationships. The CCO shall determine the eligibility of the solicitors, and will ensure that each solicitor complies with the terms of the written agreement with BCM. The CCO, or CCO’s designee, will ensure that all of the appropriate solicitation documentation exists to ensure compliance with the cash solicitation rule.

Maintenance of Books and Records

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Issue

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records as listed in Attachment A.

Policy

All books and records required by Rule 204-2 will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered (with limited exceptions as described in Attachment A), the first two years in BCM’s office.5

Procedures

Maintenance of Required Records – BCM will maintain the records required by Rule 204-2 under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts, and written communications with Clients. The records will be maintained by various individuals.

Record Retention Policy – BCM will maintain its books and records in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in BCM's office.

Corporate Records - Limited liability company agreements, certificates of formation and amendment, partnership articles, articles of incorporation, charters, minute books, and stock certificate books of BCM and of any predecessor, shall be maintained in the principal office of BCM and preserved until at least three years after termination of the enterprise.

Maintaining Records Electronically – BCM may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. BCM will:

1.

Arrange and index the records in a way that permits easy location, access, and retrieval of any particular record;

2.

Provide promptly any of the following that the SEC (by its examiners or other representatives) may request:

•

A legible, true, and complete copy of the record in the medium and format in which it is stored;

•

A legible, true, and complete printout of the record; and

•

Means to access, view, and print the records; and

3.

Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by this section.

Reproduction of Non-Electronic Records to Electronic Storage Medium – BCM may convert hard copy documents into electronic documents for the purposes of storing the documents in electronic medium. The use of the technology provides BCM with reasonable assurance that any reproduction of a non-electronic original record on electronic storage media will be complete, true, and legible when retrieved.

BCM shall maintain certain books and records electronically and in accordance with the Advisers Act.

Destruction Policy

The CCO has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the CCO after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

If BCM or any of its Employees are under any type of regulatory investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying Employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Should BCM determine to destroy any documents, BCM will:

1.

Ensure that documents containing nonpublic information are burned, pulverized, or shredded so the information cannot be read or reconstructed;

2.

Ensure the destruction or erasure of electronic media containing nonpublic information so the information cannot be read or reconstructed; and

3.

Ensure that “disposal companies” engaged by BCM to dispose of nonpublic information are performing their duties in accordance with this policy. BCM may perform this diligence by:

•

reviewing an independent audit of the disposal company’s operations and/or its compliance with the disposal rule;

•

obtaining information about the disposal company from several references or other reliable sources;

•

requiring that the disposal company be certified by a recognized trade association or similar third-party; and/or

•

taking other appropriate measures to determine the competency and integrity of the disposal company.

Responsibilities

The CCO is responsible for overseeing and implementing this policy in consultation with the Managing Principal. All Employees must be familiar with the record-keeping requirements required by the Federal Securities Laws, and most importantly, the Advisers Act. Such familiarity will ensure the effectiveness of BCM’s books and recordkeeping system. All questions regarding an Employee’s responsibility under this policy should be directed to the CCO.

Attachment A

List of Books and Records Required Under Rule 204-2 of the Advisers Act

	DOCUMENT	REQUIRED LENGTH OF RETENTION	REGULATORY AUTHORITY
Corporate Documents
1	Partnership operating agreement, and any amendments	Termination plus 3 years, on-site	Rule 204-2(e)(2)
2	Certificate of formation and articles of incorporation, if applicable	Termination plus 3 years, on-site	Rule 204-2(e)(2)
3	By-laws	Termination plus 3 years, on-site	Rule 204-2(e)(2)
4	Charters	Termination plus 3 years, on-site	Rule 204-2(e)(2)
5	Minute books	Termination plus 3 years, on-site	Rule 204-2(e)(2)
6	Stock certificate books	Termination plus 3 years, on-site	Rule 204-2(e)(2)
7	Policies & Procedures pursuant to Section 206(4)-7(a)	5 years since last in effect, on-site	Rule 204-2(a)(17)(i)
Accounting Records
1	Books of original entry, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	5 years, first 2 years on-site	Rule 204-2(a)(1)
2	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.	5 years, first 2 years on-site	Rule 204-2(a)(2)
3	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.	5 years, first 2 years on-site	Rule 204-2(a)(4)
4	Bills and statements, paid or unpaid, relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(5)
5	Trial balances and financial statements (income statement and balance sheet).	5 years, first 2 years on-site	Rule 204-2(a)(6)
6	Internal audit working papers	5 years, first 2 years on-site	Rule 204-2 (a)(6)
Trading and Account Management Records
1

Trade Tickets - A memorandum of: (i) each order given by the adviser for the purchase or sale of any Security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt or delivery of a particular Security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:

•

Show the terms and conditions of the order, instruction, modification, or cancellation;

•

Identify the person connected with the adviser who recommended the transaction to the client and the person who placed the order;

•

Show the client account for which the transaction was entered, the date of entry, the bank, broker or dealer by or through whom the transaction was executed, any trade allocation information; and

•

Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (e.g. shares, price, broker commission, etc.). It should also document pre-trade allocation and any changes to the pre-trade allocation after trade execution.

		5 years, first 2 years on-site	Rule 204-2(a)(3)
2	Research Files – Relevant documentation relating to securities or companies selected for investment, as well as any memoranda or written analysis conducted by Employees.	5 years, first 2 years on-site	Rule 204-2(a)(7) (generally)
3	Purchase and Sale Records – Records showing separately for each such client, securities purchased and sold and the date, amount and price of each such purchase or sale.	5 years, first 2 years on-site	Rule 204-2(c)(1)
4

Client Security Positions - For each Security in which any client has a current position, information from which the adviser can promptly furnish the name of each such client and the current amount or interest of such client.

		5 years, first 2 years on-site	Rule 204-2(c)(2)
Proxy Voting Records – (if BCM votes proxies on behalf of client(s))
1	Proxy Voting Policies & Procedures – Written policies and procedures designed to vote client proxies in the best interest of Clients and include how to address material conflicts of interest.	5 years, first 2 years on-site	Rule 206(4)-6 and Rule 204-2(c)(2)(i)
2

Proxy Statements Received – A copy of all proxy solicitations received regarding client securities for which BCM has exercising voting authority of the Security. BCM may also rely on obtaining a copy of a proxy statement from the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

		5 years, first 2 years on-site	Rule 204-2(c)(2)(ii)
3	Record of Votes Cast – Record of votes cast on behalf of a client.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iii)
4	Documents on Material Decisions to Vote – Copy of any documentation that was material to making a decision on how to vote.	5 years, first 2 years on-site	Rule 204-2(c)(2)(iv)
5	Record of Written Client Requests – Retain each written client request asking for information on how BCM voted.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)
6	Record of Written Responses from BCM – Copy of any written response from BCM in response to an oral or written client request asking how BCM voted client’s proxies.	5 years, first 2 years on-site	Rule 204-2(c)(2)(v)
Client Relationship Records
1

Form ADV – Part 2 (the “Brochure”) - A copy of Form ADV and each amendment or revision to the Form ADV given or sent to any client or prospective client as required by Rule 204-3, as well as a record of the date that each Form ADV, and each amendment or revision, was given or offered to be given to any client or prospective client who became an actual client (including the required annual notification to existing Clients of availability of Form ADV).

		5 years, first 2 years on-site	Rule 204-2(a)(14)
2	Advisory and Other Contracts - An original or copy of each written agreement entered into by the adviser with any client.	5 years (after termination of the contract)	Rule 204-2(a)(10)
3	Fee Schedules - A list of all fee schedules, if not part of the advisory contracts.	5 years (after termination of the contract)	Rule 204-2(a)(10)
4	Client Investment Objectives - A list of each client’s investment objectives, if not part of the advisory contracts,	5 years (after termination of the contract)	Rule 204-2(a)(l0) (generally)
5	Direct Brokerage and Soft Dollar Agreements - A copy of any client directed-brokerage agreements (if not part of the advisory agreements) and any soft dollar agreements with broker-dealers (if any).	5 years, first 2 years on-site	Rule 204-2(a)(l0) (generally)
6	Discretionary Account List - A list (or other record) or all accounts in which BCM is vested with any discretionary power with respect to the funds, securities or transactions of any client.	5 years, first 2 years on-site	Rule 204-2(a)(8)
7	Evidence of Investment Discretion - All powers of attorney and other evidence of the granting of discretionary authority by any client to BCM, or copies thereof.	5 years, first 2 years on-site	Rule 204-2(a)(9)
8

Written Material & Communications - Written materials received and sent by BCM, including postal and electronic mail (“e-mail”) and instant messages. There are three classes of written materials, which are those related to: (1) recommendations and advice given or proposed, (2) receipt, disbursement or delivery of client Funds and securities, and (3) placing and executing orders to purchase or sell securities.

Examples of communications that would qualify to be kept under the above requirement may include:

➢

e-mail or written documentation to any client about a proposed trade in their account;

➢

internal e-mail or written documentation from BCM’s Portfolio Manager to Trading with regard to the execution of an order;

➢

e-mail or written documentation from BCM’s CCO to Portfolio Manager regarding a complaint from a client on a particular holding or trade;

➢

a letter or e-mail sent by an adviser to a client’s custodian regarding the disbursement of BCM’s management fee;

➢

an e-mail or a written complaint from a client or investor;

➢

a Portfolio Manager’s e-mail or written correspondence to a client on an update to a financial plan or asset allocation strategy;

➢

a research report that is sent from an Analyst to his trading colleague;

➢

an instant message sent by Trading to one of BCM’s broker-dealers, and

➢

trade confirmations received by BCM (whether in hard copy or electronic format).

Other communications include, but are not limited to:

•

Circulars and research reports

•

Notices to custodians

•

Periodic account statements sent to Clients;

•

Fee invoices

•

Principal and agency transaction consents, if any

		5 years, first 2 years on-site 5 years from time of last publication or dissemination for marketing and similar materials, first 2 years on-site	Rule 204-2(a)(7) (generally)
9	Complaint File - A client correspondence or complaint file.	5 years, first 2 years on-site	Rule 204-2(a)(7) (generally)
Marketing and Performance Records
1	Marketing Materials - A copy of each notice, circular, advertisement, newspaper article, investment letter, bulleting or other communication that BCM circulates or distributes to ten or more people.	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(11)
2

Supporting Memoranda – If BCM recommends the purchase or sale of a Security in its marketing materials without stating a reason for the recommendation, BCM must maintain a memorandum indicating the reason for the recommendation.

		Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(l1)
3

Performance Numbers - All documentation (e.g., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to ten or more people.

		Entire period of use, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(16)
Personal Securities Transactions
1	Code of Ethics, or any code in effect during the past five years	5 years after the last date they were in effect. First 2 years on-site	Rule 204-2(a)(12)(i)
2	Quarterly Transactions Reports - require quarterly reports of all personal securities transactions by access persons, which are due no later than 30 days after the close of the calendar quarter.	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
3

Initial Holdings Report - complete report of each access person's securities holdings, at the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.

		5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
4

Annual Holdings Report - complete report of each access person's securities holdings annually, after the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.

		5 years, first 2 years on-site	Rule 204-2(a)(13)(i)
5	Pre-Approval Reasoning - records of decisions approving access persons' acquisition of securities in new equity issues and Limited Offerings.	5 years, first 2 years on-site	Rule 204-2(a)(13)(iii)
6	Violations Record - records of violations of the code and actions taken as a result of the violations.	5 years, first 2 years on-site	Rule 204-2(a)(12)(ii)
7	Employee Acknowledgement Form - copies of their supervised persons' written acknowledgment of receipt of the code.	5 years after the individual ceases to be a supervised person	Rule 204-2(a)(12)(iii)
8	List of Access Persons – List of Access Persons and must Include every person who was an access person at any time within the past five years	5 years, first 2 years on-site	Rule 204-2(a)(13)(ii)
Internal Control Records
1

Business Contracts - All written agreements (or copies) entered into by the adviser relating to the business of the adviser as such, including for example:

•

Contracts with pricing services and other service providers

•

Employment contracts

•

Rental agreements and property leases and

		5 years. First 2 years on-site	Rule 204-2(a)(l0)
2	Compliance Manual - written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.	5 years on-site.	Rule 206(4)-7(a) and Rule 204-2(a)(17)(i)
3	Annual Review Report of Policies &Procedures or documents representing the annual review as required pursuant to Section 206(4)-7(b)	5 years, first 2 years on-site	Rule 204-2(a)(17)(ii)
Cash Solicitation Records
1

Solicitation Agreements - All written agreements including solicitation agreements under Rule 206(4)-3, entered into by the adviser with any client or otherwise relating to the business of the adviser.

		5 years, first 2 years on-site	Rule 204-2(a)(l0)
2

Solicitors’ Disclosure Documents and Acknowledgements - All written acknowledgments of receipt obtained from Clients pursuant to Rule 206(4)-3(a)(2)(iii)(B) under the Advisers Act regarding solicitors’ disclosure statements delivered to Clients by solicitors pursuant to Rule 206(4)-3 under the Advisers Act.

		5 years, first 2 years on-site	Rule 204-2(a)(15)
Custody Records (If adviser maintains custody of client Funds and/or securities)
1

A record for each custody client’s account showing:

all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

		5 years, first 2 years on-site	Rule 204-2(b)(1)
2

By each custody client, a record showing:

•

all purchases and sales,

•

receipts and deliveries of securities,

•

date of each purchase and sale,

•

price of each purchase and sale, and

•

all debits and credits.

		5 years, first 2 years on-site	Rule 204-2(b)(2)
3	Broker Trade Confirmations - Copies of confirmations of all transactions effected by or for the account of any custody client.	5 years, first 2 years on-site	Rule 204-2(b)(3)
4

A record for each Security in which any custody client has a position, with the record showing:

•

The names of each client having any interest in the Security;

•

The amount or interest of each client; and

•

The location of the Security

		5 years, first 2 years on-site	Rule 204-2(b)(4)
Retention Period
1

Length of Retention - In general, records must be retained for five years from the end of the fiscal year last used. Thus, the total time of retention could amount to a period of almost six years from the date of last use depending on: (1) the exact date of last use; and (2) BCM’s fiscal year-end.

		N/A	Rule 204-2(e)
2

Place of Retention - The records must be maintained on-site in an appropriate office of BCM for the first two years and disclosed in Form ADV. For the following three years, the records may be stored off-site at an easily accessible location.

		N/A	Rule 204-2(e)
3

Storage Methods - Records may be stored by microfiche, magnetic disk, tape or other electronic storage medium, so long as the adviser maintains certain safeguards and ensures accessibility. Specifically,

➢

the records must be arranged and indexed so as to permit the immediate location of any particular records;

➢

printouts of records or copies of the computer tape or disk must be made available to SEC examiners upon request;

➢

a duplicate of the computer storage medium must be stored separately from the original; and

➢

procedures for the maintenance and preservation of and access to records are implemented to safeguard the records from loss, alterations or destruction.

		N/A	Rule 204-2(g)
4

Organization of Records - An adviser is permitted to maintain required books and records in a manner such that the identity of any client to whom the adviser renders investment supervisory services is indicated by numerical or alphabetical code or some similar designation.

		N/A	Rule 204-2(d)

Electronic Communications

____________________________________________________________________________________

Issue

BCM has adopted the Electronic Communications Policy and Procedures (the “EPolicy”) to comply with federal and state securities laws, including Rule 204-2 under the Advisers Act. The EPolicy was designed to ensure that BCM implements reasonable procedures to monitor Employees’ use of the Internet and electronic communications, including without limitation, e-mail.

All software, files, e-mail messages, and voice mail messages on BCM’s computers, network, and communications systems are the property of BCM. These resources are made available by BCM to facilitate your ability to do your job efficiently and productively. To that end, Employees are to use computers, software, phone systems and Internet access for the benefit of BCM and its Clients. In addition, all related software, files, e-mail messages on personal computers, PDAs and similar sources must be maintained in accordance with the Advisers Act and this EPolicy. For example, all e-mail correspondence to and from Clients must be maintained in accordance with the Advisers Act and this EPolicy.

Policy

This EPolicy applies to all electronic communications, including e-mail. Employees are reminded that BCM requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, Investors, prospects, their employer, and their fellow Employees. An Employee’s use of BCM’s e-mail, computer, Internet and PDA is held to the same standard as all other business communications. BCM expects its Employees to use good judgment in their use of these systems.

E-Mail has become a fundamental means for Employees to communicate with Clients, service providers, and others. Among the many purposes that it serves, e-mail is utilized to streamline and document a number of an Employee’s daily functions and tasks. Thus, it has, or will, become an integral part of the daily communication ritual of most, if not all, Employees.

Procedures

A.

Correspondence. Any written electronic communications sent by an Employee to Clients, customers, service providers, another Employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on BCM’s letterhead. In addition, such communications may be subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the end of the fiscal year in which the communication was created – the first two years in the office of the adviser. Investor or client complaints that are received by an Employee via e-mail must immediately be forwarded to the CCO.

B.

Electronic Mail. Employees must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including Clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece.

The more common types of correspondence, including e-mails, that are required to be maintained by Employees, include, without limitation:

•

E-mails between Employees and a member of the public relating to BCM’s advisory business;

•

Internal e-mails with regard to the execution of an order;

•

E-mails containing or relating to advertising of BCM’s advisory business, including the dissemination of BCM pitch books, fact sheets and other promotional materials;

•

E-mails related to the placement or execution of client’s securities transactions, including, among other things, order tickets and trade confirmations;

•

E-mails to any client about a proposed trade in their account;

•

E-mails from BCM’s CCO regarding a complaint from a client on a particular holding or trade;

•

A letter or e-mail sent by an adviser to a client’s custodian regarding the disbursement of the adviser’s management fee;

•

An e-mail complaint from a client or investor;

Employees are prohibited from using public e-mail services for business use. Employees are permitted to make reasonable personal use of their BCM e-mail account to send or receive personal e-mails. However, such use should not interfere with BCM’s business activities or involve a meaningful amount of Employee’s time or BCM’s resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that BCM and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that Employees send or receive through BCM’s computers. Employees acknowledge that all of their e-mails may be subject to, at any time and without notice to Employee, monitoring and review by BCM and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by BCM and/or its authorized agents of all e-mails.

C.

Privileged Emails. When corresponding via e-mail with its legal counsel, BCM will consider that such e-mails may be subject to SEC review. As such, BCM will consider the maintenance of a “Vaughn index” to log e-mails in which it will seek the attorney-client privilege.6 E-mails in which BCM seeks to exert the attorney-client privilege should be marked by including the phrase, “Privileged and Confidential” in the subject line of the e-mail.  Notwithstanding the foregoing, legal privilege is not applicable on a wholesale basis or simply because BCM wants it to be. Including the words “Privileged and Confidential” does not automatically confer privileged status. Recent legal decisions have tended to confine the ambit of privilege considerably more narrowly than was previously generally understood

D.

Instant Messaging and Chat Rooms. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time.

E.

Prohibited Communications. BCM prohibits Employees from using BCM’s electronic facilities to do any of the following:

•

Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

•

Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•

“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic Security mechanisms, misrepresent a user’s identity (e.g., spoofing”) or disseminate intentionally any viruses or other destructive programs;

•

Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-BCM approved purposes;

•

Establish a personal business or use BCM’s facilities for personal profit; or

•

Download, install or execute software, including patches and upgrades, without prior approval of either the CCO or Managing Principal.

F.

Electronic Delivery of Regulatory Documents. The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser’s Form ADV and privacy policy, must be made in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below.

Notice - Information provided electronically (i.e., on BCM’s website or in an e-mail sent by an Employee to a client) provides notice to BCM’s client that they have received something important.

Access - Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

Evidence of Delivery - When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations advisers may: 1) obtain the client’s informed consent, 2) obtain evidence the client has actually received the document (i.e., return receipt), or 3) disseminating information via fax.

In order to satisfy the requirements with respect to the electronic delivery of regulatory documents, BCM shall: 1) include a provision in the client’s contract (or ensure that it is in the client's custodial agreement) where the client could sign-off on their approval to receive documents (i.e., custodian statements) in electronic format and 2) send such documents with “return-receipt” and “read” function so that you know he/she has received and opened the email. Employees should refer to SEC Interpretive Release IA-1562 which discusses this issue in more detail - http://www.sec.gov/rules/concept/33-7288.txt.

G.

Security. The Internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy Internet users, including BCM’s competitors. All Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

H.

Reporting Problems. If sensitive BCM information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees shall immediately notify the CCO. In addition, the CCO should be notified if any unauthorized use of BCM’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to BCM’s technology expert as one of these issues may indicate a computer virus infection or similar Security problem.

I.

Monitoring and Surveillance Program. In order to ensure compliance with this EPolicy, BCM reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via BCM’s electronic communications resources and all communications, information or materials created or stored on BCM’s network computer systems or on an Employee’s personal computer. Thus, Employees should be mindful that their e-mails may be reviewed on a random basis by BCM or its authorized agents.  At any time, BCM may require an Employee to provide BCM with any of their electronic access codes or passwords.

BCM may monitor the electronic communications of Employees for any purposes, including without limitation: regulatory requirements, investigating possible Employee theft or espionage, monitoring work flow, retrieving missing business data in an Employee’s absence, reviewing and evaluating Employee performance, ensuring that BCM’s systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages, finding illegal software installed on an Employee’s computer, ensuring that Employees are either not using BCM’s equipment and resources for personal purposes, or complying with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.

Employee Consent and Non-Compliance with the EPolicy

Your consent and compliance with this EPolicy is a term and condition of your employment. Failure to abide by this EPolicy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this EPolicy, please discuss the situation confidentially with the CCO.

Confidentiality

All reports and any other information filed with BCM pursuant to this EPolicy shall be treated as confidential, except that the same may be disclosed to BCM’s management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Responsibility

The CCO and designees are responsible for overseeing and implementing this policy.

Use of Social Media

Social Media is an umbrella term used to define certain activities, websites and applications that combine a technology platform, social interaction, and user generated content. Social Media use many technologies and forms, such as web feeds, wikis, blogs, photo and video-sharing, podcasts, social networking, mash-ups, and microblogs. These policies and procedures for using Social Media define each of these and provide standards for use. Social Media sites can be used as a distribution or marketing tool to point investors and potential investors to BCM.

Definitions of Various Social Media

•

Blogs and Forums – A Blog is a web-based log or journal with regular entries of commentary, analysis or similar content where the blog host posts material on a website. Readers of the blog may provide comments. Blogs may be moderated by the host who may or may not allow material to be posted. Forums are like blogs, but outside participants are welcome to initiate topics, pose questions, and respond to other posts. Bloggers and forum participants should be aware the site is monitored and they should comply with all applicable laws as well as topic restrictions.

•

Mash-up – A mash-up is a web application that combines data and/or functionality from multiple sources.

•

Podcast – A Podcast is a digital media file distributed over the Internet using syndication feeds for playback on portable media players and computers. They are frequently used to send out frequently updated audio and/or video.

•

RSS Feed – RSS is short for “really simple syndication”. RSS is a family of standard web feed formats used to publish frequently updated works, such as blog entries, eLists, news headlines, audio, and video. RSS feeds instantly notify subscribers of the availability of content and provide links to such content.

•

Social Networking Service – Social Networking Services are tools used to connect people who share the same interests and/or activities, or who are interested in exploring the interests and activities of others. Social Networking Services are internet based and provide a variety of ways for users to interact.

•

Wiki – A wiki is a web-based application for collaborative development of documents, policies or information about a particular subject. Collaborators may not be known to each other. The group edits the document for use by others, with each participant adding content or editing the work of others.

•

E-readers – E-readers are electronic devices on which content such as books and articles can be read in digital form. By making content available on e-readers, users may be able create and upload content and images, tag content with relevant search keywords and phrases via its self-publishing dashboard.

Roles and Responsibilities

The CCO has overall responsibility for the governance and use of Social Media and has final authority to authorize or deny use of social media content. Content that is deemed false, misleading, inappropriate or detrimental to the business of BCM must be removed at CCO discretion. Social Media and any content is advertising, and is subject to all regulations pertaining to advertising by a regulated advisory firm.

The CCO will review Social Media content as appropriate. The various types of Social Media will lend themselves to different review methods and frequency. Such reviews will be documented by the CCO in firm files.

Social Media Policies

Employees of BCM must request permission to engage in any Social Media activity, if that activity is related to BCM business, marketing or investor contact, or if the employee will indicate that they are employed by, and represent, BCM. Social Media account requests must contain, at a minimum, a justification based on a business-related need, the name of any BCM employee(s) who will be responsible for maintaining the account and content.

Any Social Media account in which BCM employees are identified as such must include contact information for BCM. Social Media accounts referencing BCM in any capacity must include a disclosure authorized by the BCM CCO. Personal Social Media accounts are exempt from this rule, subject to the policies below.

To the extent possible, content intended for Social Media use must be submitted to the CCO for pre-approval. Some Social Media outlets offer real-time, extemporaneous communication. In such cases when pre-approval is not possible, employees should submit content as soon as practical. Employees must use good judgment in drafting and posting Social Media content. Some information is expressly prohibited. Specific information that may not be posted includes:

•

Specific or oblique references regarding any client

•

Information about proprietary methodologies for portfolio management, security analysis, financial planning, business processes, marketing and strategic plans or any other aspect of BCM’s business that may be used to advantage by another firm

•

Derogatory statements about former clients, employees or competitors

The content disseminated, posted and/or distributed via Social Media must conform to all laws and regulations governing BCM which includes, but is not limited to:

•

Ethical guidelines under the Investment Advisers Act of 1940

•

The Advisers Act and SEC rules, regulations and guidance with respect to advertising, marketing and communications

•

Federal and state copyright, trademark, and privacy laws

Behavior and conduct on Social Media sites by BCM employees must meet firm ethical principles and generally accepted business conduct. Employees should not:

•

Use vulgar or abusive language

•

Engage in personal attacks of any kind

•

Use offensive terms targeting individuals or groups

•

Endorse non-financial products or services outside BCM’s scope of expertise

Personal Social Media Accounts

BCM employees may have personal Social Media accounts. These personal Social Media accounts are wholly permissible as long as the employee does not represent that they speak for BCM via these Social Media accounts. Employees may identify themselves as employees of BCM. If BCM is identified as the person’s employer great care must be taken to ensure that the content on the personal Social Media site is not promulgated by BCM.

Although BCM has no authority to regulate personal Social Media accounts of employees, employees must be aware that behavior and content that reflects poorly on BCM may be cause for disciplinary action. Employees may not post BCM owned content on their personal Social Media account without the permission of the CCO. BCM employees may include contact information for BCM on their personal Social Media account.

Social media sites may permit third-party users to post comments/endorsements/recommendations with respect to a BCM employee. To the extent that these comments/endorsements/recommendations pertain to activity related to BCM advisory services, they must be suppressed, hidden or declined. Such postings constitute a testimonial under SEC regulation and are forbidden.

Recordkeeping

The content on Social Media accounts is subject to the books and records rules governing BCM’s business. All Social Media content shall be retained in firm files as advertising. BCM may use third-party software and/or services to capture and review Social Media content. The CCO is responsible for the capture, archiving and review of Social Media content.

Trading Practices

____________________________________________________________________________________

Issue

The broad anti-fraud provisions of Section 206 of the Advisers Act have been used by the SEC staff to ensure that trade aggregation and trade allocation performed by advisers are conducted in a fair and equitable manner. In particular, the SEC staff has indicated that trade allocations must be performed either before the transaction is conducted or shortly after the transaction. In situations where initial trade allocations cannot be completed, the adviser must ensure that the allocation of partially-filled orders is also fair and equitable.

When clients restrict the trading discretion of an adviser, an adviser may appropriately choose to delay implementing transactions for such clients until orders are executed for other clients without restrictions. However, the adviser is obligated to disclose to the client the loss of benefits by being excluded from trade aggregation practices (see In re Mark Bailey & Co (February 24, 1988)).

Section 206(3) of the Advisers Act prohibits advisers from engaging in or effecting a transaction on behalf of a client while acting as principal for its own account, without disclosing in writing to the client, before the completion of the transaction, the adviser's role in the transaction and obtaining the client's consent.7 Section 206(3) applies not only to principal transactions between an investment adviser and its advisory clients, but also to transactions with advisory affiliates.8

Rule 206(3)-2 under the Advisers Act prohibits advisers (or their affiliates) from acting as brokers for their advisory clients and for parties on the other side of the transactions except under limited circumstances.

An adviser may choose to internally cross trades between client accounts when such trades are in the best interest of both clients. However, an adviser is not obligated to do so. As best practice, advisers typically develop policies and procedures to address the potential conflicts associated with internal cross trades.

Policy

BCM’s policy is to aggregate and allocate investment opportunities among Clients in the fairest possible way taking into account Clients’ best interests. As well, BCM’s procedures relating to cross trades seek to ensure that such trades are conducted in accordance with federal securities laws. BCM will follow the procedures below to ensure that clients are treated fairly, equitably, and in accordance with regulatory guidance.

When necessary, BCM shall address known conflicts of interest in its trading practices by disclosure to Clients and/or in its Form ADV or other appropriate action.

Trading Procedures – Order Aggregation

1.

The individual managing the trade will allocate the securities across the accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio.

2.

Orders for the same Security entered on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating Clients. Subsequent orders for the same Security entered during the same trading day may be aggregated with any previously unfilled orders; filled orders shall be allocated separately from subsequent orders. One exception is that subsequent orders may be aggregated with filled orders if the market price for the Security has not materially changed and the aggregation does not cause any unintended duration exposure. All Clients participating in each aggregated order shall receive the average price and subject to minimum ticket charges, pay a pro-rata portion of commissions.

3.

When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account.

4.

Instances in which client orders will not be aggregated include, but are not limited to, the following:

•

Clients directing BCM to use certain broker/dealers, in which case such orders shall be separately effected;

•

BCM determines that the aggregation is not appropriate because of market conditions;

•

It is in the best interest of Clients to conduct transactions with a Client’s custodian directly which would not allow aggregation across all accounts; and

•

BCM effect the transactions at different prices, making aggregation unfeasible.

Trading Procedures – Allocation of Trades

1.

Prior to execution, BCM shall formulate allocations on trade tickets except in cases when BCM unexpectedly learn about investment opportunities and completing such written allocations proves unreasonable. If the entire order is filled, Clients shall receive their portion of the allocation specified on the initial allocation.

2.

All allocations shall be made prior to the close of business on trade date.

3.

In the event that an error is made in an allocation, details of the error shall be noted on the trade ticket along with the correct allocation.

4.

In the event an order is “partially filled”, the allocation shall be made in the best interests of all the Clients in the order, taking into account all relevant factors, including, but not limited to, the size of each client’s allocation, Clients’ liquidity needs and previous allocations. Normally, BCM seeks to ensure that accounts will get a pro-rata allocation based on the initial allocation.

5.

BCM does participate in Initial Public Offerings.

Trading Procedures – Client Directed Trades

Generally, BCM maintains discretion on the client’s account. However, when in receipt of specific client directives to purchase/sell/hold/wait for a trade, BCM will use its best efforts to initiate the trade request in a timely fashion or as otherwise directed by the client. Client instructions received with enough time to reasonable modify existing orders will be modified; otherwise, the client directed instructions will be placed the next day.

Trading Procedures - Cross Trades

Generally, BCM does not regularly conduct cross trades on behalf of clients. In rare instances where a cross trade is appropriate and in the best interest of each client participating, the cross transaction will be conducted based on the market price at the time of execution.

Trading Procedures – Principal Trades

BCM does not conduct principal trades with clients.

Trading Procedures – Order Sequencing & Trade Rotation Policy

In the event that Bandon conducts transactions in securities for which the initial execution of orders will affect the execution price of orders that follow, Bandon will attempt to place its trades with the various custodians in as close a time frame as possible and in rotation in order to minimize the negative impact to any account.

If the same security is being transacted at different broker dealers and we cannot batch all transactions for all clients in a single transaction, then we will follow our Trade Rotation Policy. The policy is designed to ensure that we do not trade on behalf of any one client or group of clients in a systematic manner that favors that one client or group or is otherwise unfair to other clients. In these situations, an execution of block trades is rotated among the broker dealers and if a trade for a particular rotation is not completed during the trading day, any remaining portion of the trade will be completed on the following day(s) before any trade in the same security may be initiated for the next rotation. After the trades have been completed, the schedule is moved up in order and the next broker is put first on the list for the next implementation of trades. In these situations, on any given trade, a client’s account may trade first, last or mid-way in the order of trades executed.

Order Documentation Procedures

A.

Order Memoranda

All order tickets (either electronic or paper) or other instructions must contain the following information (See Rule 204-2(a)(3) under the Advisers Act):

•

the terms and conditions of the order, instruction, modification, or cancellation;

•

the person connected with the adviser who recommended the transaction to the client;

•

the person connected with the adviser who placed the order;

•

the client account for which the transaction was entered;

•

the date for which the transaction was entered;

•

the bank, broker or dealer by or through whom the transaction was executed;

•

how the trade is to be allocated among Clients; and

•

an indication of whether the orders were entered pursuant to the exercise of discretionary power.

All order memoranda must be stored, either in hard copy or electronic form, in accordance with the recordkeeping requirements of the Advisers Act.

B.

Allocation Statements

BCM shall maintain copies of all Allocation Statements (in hard copy or electronic form).

C.

    Trade Rotation Schedule

Documentation of the Trade Rotation Schedule will include:

•

the date for which the transaction was entered;

•

the symbol for the transacting security

•

the bank, broker or dealer by or through whom the transaction was executed

•

a number representing the execution order for each bank, broker or dealer

•

the fill price obtain for the transacting security at each bank, broker or dealer

BCM shall maintain copies of the Trade Rotation Schedule (in hard copy or electronic form.)

C.

Trade Confirmations

Broker-dealers are required to disclose specified information in writing to customers at or before completion of a transaction in a Security, including listed and OTC options. BCM will strive to ensure that each transaction entered into on behalf of an advisory client is confirmed in writing to BCM by the executing broker-dealer by means of a trade confirmation which includes all details of the trade. BCM will also require that executing broker-dealers deliver a copy of the confirmation to our advisory client. Confirmations may be delivered by mail, fax, or other electronic means or may be retrievable by electronic means.

Each confirmation must, among other things: (a) describe the Security, price, quantity, trade date and settlement date, commission, tax or other settlement charges; and (b) specify whether the client account "bought" or "sold". Special requirements arise in regard to confirmations for particular types of transactions or securities (e.g., swaps and options require special confirmation standards and confirmations of securities listed on an exchange or other organized market may be required to indicate the name of the securities market on which the transaction was made). (See, for example, Rule 10b-10 under the Exchange Act and Advisers Act Rule 204.) Since any inaccurate information in an order placed by BCM may result in the receipt of an incorrect confirmation, BCM will ensure that accurate trade information is communicated to executing brokers and that confirmations are reviewed and compared to the original trade execution instructions sent to the executing brokers.

Responsibility

The Managing Principal is primarily responsibility for maintaining compliance with the procedures set forth in this policy. Any matters arising from the policy are required to be brought to attention of the CCO, who will independently review the matters to determine an appropriate course of action.

Brokerage Arrangements and Best Execution

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Issue

The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions (See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (pub. avail. October 16, 1968) and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (pub. avail. July 19, 1967)).

When clients restrict the trading discretion of an adviser, the adviser still has obligations relating to execution quality and disclosure relating to execution quality (see In re Mark Bailey & Co (February 24, 1988)).

Policy

BCM recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, BCM will periodically review trading activity to ensure that BCM is seeking to obtain the most favorable execution under the prevailing circumstances when placing client orders.

Procedures

Bandon will generally conduct transactions with a Client’s custodian such as TD Ameritrade in order to minimize trade-away fees or other costs associated with transactions executed by one a broker different than the custodian.

In limited instances, Bandon may conduct transactions with brokers other than a Client’s custodian when Bandon believes such a broker is able to obtain more favorable execution than a Client’s custodian or when the external broker provides research or recommendations appropriate for the Client’s investment objectives.

Responsibility

The Managing Principal is primarily responsibility for maintaining compliance with the procedures set forth in this policy. Any matters arising from the policy are required to be brought to attention of the CCO, who will independently review the matters to determine an appropriate course of action.

Soft Dollars

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Issue

Consistent with its policy of obtaining best execution for its Clients when selecting broker-dealers, BCM may receive research products or services that fall within the “safe harbor” established by Section 28(e) of the Exchange Act, in connection with its allocation of portfolio brokerage. BCM has established guidelines to effectuate and monitor such soft dollar arrangements.

Policy Regarding Formal Soft Dollar Agreements

No written soft dollar arrangement may be entered into by Employees on behalf of Clients without the prior approval of the CCO.

Policy Regarding the use of Soft Dollars for Error Correction

The SEC staff has discouraged the use of soft dollars to correct errors it makes while placing trades for a client’s account. Accordingly, BCM does not allow trade errors to be corrected through soft dollar commissions. Refer to BCM’s Trading Error Policy for additional information.

Policy Regarding the Receipt of Unwritten Proprietary Research

BCM may utilize transaction flow to compensate various experts that provide research and act as a source of information for BCM when execution of such transactions is arguably within the context of best execution (e.g. without “paying up” or otherwise needing to rely on the Section 28(e) safe-harbor). BCM’s receipt of such research may be in the form of telephone calls or other types of correspondence, rather than in the form of formal written research reports. In the event that such transactions would not fall within the context of best execution (e.g. Clients must “pay up” for the research), the arrangement must be memorialized in writing and must comply with Section 28(e) of the Exchange Act.

Recordkeeping

Appropriate records shall be maintained concerning soft dollar transactions including the following:

•

records of all soft dollar approval and supporting documentation (including a description of the service or product) provided in exchange for soft dollars;

•

a list of all brokers through which soft dollar services have been obtained;

•

if applicable, non-binding agreements received from broker-dealers that document soft dollar arrangements (if such agreements exist);

•

all invoices and brokers’ statements reporting on soft dollar arrangements;

•

records that document the basis of allocation in the case of mixed-use products or services;

•

records of all brokerage allocation “targets” and progress towards those targets; and

•

copies of all client disclosures and authorizations related to soft dollar arrangements (i.e. Form ADV, etc.).

Responsibility

The Managing Principal is responsible for monitoring the commissions paid to BCM’s soft dollar brokers on a regular basis. The CCO is responsible for approving soft dollar products and services and monitoring BCM’s overall compliance with this policy.

Investing and Trading Errors

_________________________________________________________________________________

Issue

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors.

Policy

It is the policy of BCM that the utmost care is taken in making and implementing investment decisions of behalf of client accounts. To the extent that any errors occur, they are to be (a) corrected as soon as practicable and in such a manner that the client incurs no loss, (b) reported to the CCO, and (c) scrutinized carefully with a view toward implementing procedures to prevent or reduce future errors, if necessary.

Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a Security or an amount of a Security that is inconsistent with a client’s investment restrictions) or (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a Security other than that which the Portfolio Manager ordered may be purchased or sold). For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors. A list of common trade errors is included in Attachment A.

Trade errors must be corrected at no cost to the client and Clients may retain any gains resulting from a trade error. Moreover, BCM will not use “soft dollars” to correct trade errors. BCM also will not use future brokerage to compensate a broker either directly or indirectly for absorbing the cost of correcting an error in an earlier transaction.

Procedures

In the event of a trade error in a client account, BCM will perform the following:

1. The individual identifying the error will bring the error to the attention of the CCO.

2. The CCO will review the error to identify whether the error was caused by BCM or a third-party.

3. BCM will make whole any Client who is harmed by an error caused by BCM. In the event that the error was caused by a third-party, BCM will use its best efforts to ensure that the third-party makes BCM’s clients whole.

4. The CCO, or the CCO’s designee, will document the nature and resolution of the error.

Responsibilities

The CCO or Managing Principal will review each trade error. The CCO, or the CCO’s designee, will document the nature and resolution of each error.

Portfolio Management and Reviews

____________________________________________________________________________________

Issue

The intent of this policy is to ensure that all portfolios are reviewed and being managed according to Clients’ investment objectives and pursuant to BCM’s stated investment strategies and styles.

Policy

Portfolios will be reviewed no less frequently than quarterly with the exception of certain portfolios which must reviewed and rebalanced on a monthly basis. As needed, portfolios will be reviewed on a more frequent basis upon the discretion of the Managing Principal.

Procedures

1.

Investment personnel will review international and domestic events on a daily basis to determine the effect on securities held in client portfolios.

2.

BCM will maintain research/investment files on each company that is recommended for investment and which comprises a material economic exposure to an account.

3.

The use of leverage will be monitored by the Managing Principal and the CCO to ensure compliance with disclosures.

Responsibilities

Investment personnel are responsible for conducting periodic reviews of Client portfolios to ensure their adherence to investment mandates and to detect trading irregularities and unusual positions.

Contingency and Disaster Recovery Plan

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Issue

This document outlines the immediate and long-term contingency planning and recovery process of BCM. The purpose of this Contingency and Disaster Recovery Plan (“CDRP”) is to provide specific guidelines BCM will follow in the event of a failure of any critical business capability.

Goals and Objectives

The goal of the CDRP is to provide uninterrupted service to our Clients or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

•

Provide for immediate, accurate and measured response to emergency situations;

•

Minimize the impact upon the safety and well-being of firm personnel;

•

Protect against the loss or damage to organizational assets; and

•

Provide our Clients with alternative site processing with a minimum of inconvenience.

The implementation of this CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

Contingency and Disaster Recovery Team

A Managing Principal shall serve as the Disaster Recovery Team lead. They will assess the nature, scope and effects of any disaster, business disruption or catastrophic event. Following this assessment, they or their designee, will manage the implementation and execution of a recovery plan.

The following list provides a vendor support contact for each of our critical business areas:

Physical Facilities
Redside Building Mgmt	Primary: BackUp:	Property Manager – Todd Hepp	(503) 239-2000 ext. 28
Communications
Comcast DNS	Primary: BackUp:	Internet Provider	800 316 1619
Packet 8	Primary: BackUp:	Phone Service	866-879-8647
Client Services and Recordkeeping
Advent	Primary: BackUp:	Accounting Software Advent Tech Support	800 685 7688 800-999-0902
Gemini Fund Services	Primary: BackUp:	Mutual Fund Service Provider	631-470-2600
Northern Lights	Primary: BackUp:	Mutual Fund Compliance	402-493-4603
Hardware/Software
Advent	Primary: BackUp:	Advent Tech Support	800-999-0902
Executing and Clearing Firms/Custodians
Profunds	Primary: BackUp:	Service Team	800 257 5872
TCA	Primary: BackUp:	Lawrence Matthews	303-705-6238
NFS	Primary: BackUp:	Carrie Van Herweg	858-622-2140
TD Ameritrade	Primary: BackUp:	Service Team	888-613-2401
Training, Testing and Evaluation
IT Solutions	Primary: BackUp:	Niall Jackson	503 284 4474 niallj@comcast.net

The following list provides a contact for each of our employees:

Employee	Home Phone	Cell Phone	Alternate Contact	Alternate Contact #
William Woodruff	n/a	503-258-2929	Nicole Woodruff	503-998-5030
Brie Valant	360-314-4988	360-718-0556	Nadav Meshoulam	360-921-6557
Mike Miller	360-817-9050	360-798-0370	Kathy Miller	360-936-3524
Terry Swenson	(239) 204-9942	(651) 491-0568	Janelle Swenson
Whitney Dow		503-828-4991
Richard McDermott	860-294-6356	860-355-9121
Scott Mahoney		770-656-4939
Eric Nielsen		773-316-9591
David Westol	303-333-4533	303-619-3219

Contingency Policies and Procedures

The contingency and disaster recovery team will be responsible for assessing the extent of damage, verifying the usability of all essential services during any major disruption or emergency and, more importantly, for ensuring the completion of all detailed continuity planning by each line of business.

In order to maintain operations during the commencement of a significant emergency or disaster, BCM will ensure all of the firm’s personnel are contacted to confirm their well-being and to provide information about altered work arrangements.

A.

Physical Facilities and Alternative Work Sites

If it is determined that the building occupied by BCM is uninhabitable for any reason, an assessment will be made to immediately determine the nature and extent of the problem, emergency or disaster. In the event the building cannot be entered due to riot, fire, government action or for any other reason, the following procedures are to be followed:

1)

In the event of an emergency during regular business hours, the individual discovering the emergency should immediately notify emergency personnel and/or the building’s security personnel.

2)

The nature of any further action will be determined during the offsite emergency meeting, including, if necessary, relocation of key business and technical personnel. In addition, BCM personnel have the ability to access nearly all of the firm’s electronic records and conduct securities transactions on behalf of BCM’s Clients from their homes.

3)

If necessary, alternative, functioning sites will be utilized until the primary offices can be re-inhabited or permanently relocated.

4)

Every effort will be made to protect and preserve the original documents maintained in BCM’s primary office. Backup information files and copies of duplicate electronic records will be retrieved and/or transferred to any alternative work site.

B.

Communications

In the event BCM loses local telephone service, long-distance service or any other telecommunications services, then the following procedures will be followed:

1)

The Managing Principal will immediately ascertain the nature and expected duration of the outage.

2)

If the outage appears significant and involves loss of local service or all long-distance service, it may force a relocation of key business and technology personnel to an alternative work site. The Managing Principal will use his cell phone to contact Employees to update them on the situation.

3)

If the outage is limited to the temporary loss of local or long-distance services, the Managing Principal will continually reassess the situation until service has been fully restored. Employees’ personal cell phones should be used as an alternative to temporary losses of local or long distance service.

4)

Clients can maintain contact with firm in the event that office phone lines become unusable. BCM phones are web-based and the direct office line can be rolled over to an employee cell phone.

BCM has created a master Employee phone list which includes the cell phone number of each of its Employees. In the event of a total phone system failure, Employees will utilize their cell phones to maintain contact with one another and operate the business where necessary.

C.

Client Services and Recordkeeping

BCM has developed the following procedures to ensure that client records and BCM’s records are safeguarded in the event of an emergency:

1)

Client accounts are maintained at their custodians or transfer agents.

2)

Investor information is maintained by the Funds’ administrator.

3)

The Funds’ accounting records are maintained at the administrator.

4)

BCM conducts periodic back-ups of electronic data. These back-ups are taken offsite weekly. These backups contain client contact information and can be accessed to contacts clients and notify them of the situation should it be deemed necessary.  Additionally, scanned backup of key documents are maintained on the server and backed up.

D.

Testing and Evaluation

BCM will test the CDRP in order to gauge the efficacy of policies and procedures. Testing is done annually by the CCO or his designee. The nature and scope of testing shall be determined by the CCO.

Employees are provided with a copy of BCM’s CDRP upon commencement of employment and annually thereafter. Employees are required to acknowledge their receipt and understanding of the CDRP.  The CCO shall be responsible for answering questions about the CDRP to ensure the success of the CDRP in the event of a disaster.

Succession Planning

If an investment professional other than William Woodruff becomes deceased or incapacitated William Woodruff will assume the roles and responsibilities of the deceased or incapacitated professional and determine what if any additional resources are needed to ensure the interim and long term services provided to clients. William Woodruff will also determine whether a communication is needed to inform clients of the loss of Bandon’s investment professional.

If William Woodruff becomes deceased or incapacitated Mike Miller will assume immediate and interim decision making responsibilities on behalf of Bandon. Utilizing Brie Valant’s assistance he will evaluate the situation to determine steps necessary to ensure continuity in the services being provided to clients. He will also be responsible for the immediate notification of all clients of Bandon. During that interim period Mike’s authority and responsibility to determine the best long term plan for both clients and employees of Bandon. Potential outcomes may include adding internal resources to redistribute daily responsibilities, aligning with an outside investment advisor or providing written communication to clients informing the termination of the services being provided by Bandon based on the terms provided in their investment advisory agreement.  In the event of Mr. Woodruff’s death or incapacitation, Mr. Miller and Ms. Valant will also be in contact with the our firm’s regulatory counsel, John Carr of the Carr Butterfield, LLC firm (503) 635-5244, and our fund counsel Jamie Nash of Kleinberg, Kaplan, Wolff & Cohen, P.C. (212) 880-9823, to ensure continued regulatory compliance during the transition.

A.

Continuity of Investment Process and Portfolio Oversight

During the interim term Mike Miller will assume the responsibility for portfolio oversight. Brie Valant who is currently trained and familiar with the investment process and trading activities will assist in executing client transactions:

As Bandon continues to grow and develop relationships with additional investment professionals it will continue to add to and enhance its Succession and Continuity Planning. Such enhancements may include potential negotiation and execution of a Buy-Sell Agreement setting forth the terms and conditions of surviving owner(s) purchasing the ownership interest(s) of a deceased or incapacitated owner(s).

Proxy Voting

____________________________________________________________________________________

Issue

Rule 206(4)-6 under the Advisers Act requires every investment adviser who exercises voting authority with respect to client securities to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its Clients. The procedures must address material conflicts that may arise in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to Clients upon request. Lastly, the Rule requires that the adviser disclose to Clients how they may obtain information on how the adviser voted their proxies.

BCM votes proxies for its Clients, unless the Client requests otherwise. Therefore BCM has adopted and implemented this Proxy Voting Policy and Procedures.

Policy

It is the policy of BCM to vote proxies in the interest of maximizing value for BCM’s Clients. Proxies are an asset of a client, which should be treated by BCM with the same care, diligence, and loyalty as any asset belonging to a client. To that end, BCM will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.

Procedures for Identification and Voting of Proxies

These proxy voting procedures are designed to enable BCM to resolve material conflicts of interest with Clients before voting their proxies.

•

New account forms of broker-dealers/custodians will state that BCM should receive this documentation.  The designation may also be made by telephoning contacts and/or client service representatives at broker-dealers/custodians.

•

The CCO or designee shall receive all proxy voting materials and will be responsible for ensuring that proxies are voted and submitted in a timely manner.

•

A Managing Principal, CCO, or designee will reasonably try to assess any material conflicts between BCM’s interests and those of its Clients with respect to proxy voting by considering the situations identified in the Conflicts of Interest section of this document.

•

Provided that no material conflicts of interest are identified, BCM will vote the proxy in the interest of maximizing shareholder value. BCM may also elect to abstain from voting if it deems such abstinence in its Clients’ best interests. The rationale for “abstain” votes will be documented and the documentation will be maintained in the permanent file.

•

BCM is not required to vote every proxy and such should not necessarily be construed as a violation of BCM’s fiduciary obligations. There may be times when refraining from voting is in the client’s best interest, such as when BCM’s analysis of a particular proxy reveals that the cost of voting the proxy may exceed the expected benefit to the client

•

The CCO, or designee, shall be responsible for conducting the proxy voting cost-benefit analysis in those certain situations in which BCM believes it may be in its Clients’ best interests for BCM not to vote a particular proxy. The CCO, or the CCO’s designee, shall maintain documentation of any cost/benefit analysis with respect to proxies that were not voted by BCM

•

If the CCO is made aware of a conflict of interest, the CCO will consider the proposal by reviewing the proxy voting materials and any additional documentation necessary in determining the appropriate vote. The CCO will document their decision.

All proxy votes by BCM will be recorded.

.

Recordkeeping

BCM will maintain the documentation described in the following section for a period of not less than five (5) years, the first two (2) years at its principal place of business. The CCO will be responsible for the following procedures and for ensuring that the required documentation is retained.

Client request to review proxy votes:

▪

Any request, whether written (including e-mail) or oral, received by any Employee of BCM, must be promptly reported to the CCO. All written requests must be retained in the permanent file.

▪

Furnish the information requested, free of charge, to the client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to client’s written (including e-mail) or oral request. A copy of the written response should be attached and maintained with the client’s written request, if applicable and maintained in the permanent file.

▪

Clients are permitted to request the proxy voting record for the 5 year period prior to their request.

Proxy statements received regarding client securities:

▪

Upon receipt of a proxy, copy or print a sample of the proxy statement or card and maintain the copy in a central file along with a sample of the proxy solicitation instructions.

Note: BCM is permitted to rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies.

Proxy voting records:

▪

A record of how BCM voted Client proxies.

▪

Documents prepared or created by BCM that were material to making a decision on how to vote, or that memorialized the basis for the decision.

▪

Documentation or notes or any communications received from third parties, other industry analysts, third-party service providers, company’s management discussions, etc. that were material in the basis for the decision.

Disclosure

BCM will ensure that Part 2 of Form ADV is updated as necessary to reflect: (i) all material changes to the Proxy Voting Policy and Procedures; and (ii) information about how Clients may obtain information on how BCM voted their securities.

Anti-Money Laundering

______________________________________________________________________________

Issue

Although the US Department of the Treasury has proposed rules which would require investment advisers to develop and implement an Anti-Money Laundering (“AML”) Program, no such rules currently apply to Advisers, including BCM.

Though AML may not technically apply to BCM, BCM acknowledges its moral obligation to, at the very least, be aware of suspicious activity and to alert proper authorities should suspicious activity be detected by BCM personnel. BCM well endeavor to keep personnel informed and educated about AML efforts.

Should a final rule be adopted by the Treasury Department, this AML Program will be revised to reflect any new requirements that may be applicable to BCM.

Security Valuation Policy

_________________________________________________________________________________

Issue

BCM has adopted the following Valuation & Pricing Policy and Procedures to govern the pricing of securities held in BCM’s client portfolios.

Policy

Pricing and valuation for securities in Client accounts will be provided by custodians, transfer agents, or administrators.

In the event that pricing or valuation information is not available, BCM will determine the valuation of securities on a case-by-case basis using reasonable alternatives based on the information available.

With respect to BCM-managed mutual funds, BCM will work with the Northern Lights Trust to ensure its Valuation policy and procedures are in accordance with Northern Lights Trust’s Valuation Procedures and Fair Value Pricing Guidelines.

Market Valuation Procedures

For positions that can be reliably priced through market activity, BCM will rely on the prices provided by a Client’s custodian, prime broker, or administrator. Additionally, BCM will rely on the net asset value provided by a mutual funds’ administrator or transfer agent.

The Managing Principal is responsible for monitoring the reliability of pricing sources through his familiarity with the positions in Client accounts.

Procedures for Fair Valuation

For positions that cannot be priced through market-based mechanisms, or in instances where market quotations are not reliable, BCM will implement fair valuation procedures.

The valuation of investments for which there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The most critical factors are that valuations must be prepared with integrity and based on a common sense approach. In general, the “fair value” of a portfolio security is defined as the price a client might reasonably expect to receive from the sale of a security in the normal course of business to an arm's-length buyer. Fair value is not meant to be based on what can be obtained from an immediate "fire sale" disposition, nor on what a buyer might pay at some later time, such as when the market ultimately realizes the security’s true value as currently perceived by BCM. Rather, the fair valuation methodologies employed by BCM shall attempt to represent the amount at which an asset could be acquired or sold in a current transaction between willing parties in which the parties each acted knowledgeably, prudently, and without compulsion.

Responsibility

The CCO is responsible for periodically reviewing BCM’s compliance with this policy. The Managing Principal is responsible for monitoring the accuracy of the pricing in Client accounts and is responsible for determining fair valuation for positions which cannot be reliably valued based on market activity or dealer quotes.

Custody and Safeguarding of Client Assets

____________________________________________________________________________________

Background

Rule 206(4)-2 under the Advisers Act defines Custody as follows:

"Custody" means holding, directly or indirectly, client Funds or securities, or having any authority to obtain possession of them. Custody includes:

1.

Possession of client Funds or securities, (but not of checks drawn by Clients and made payable to third parties,) unless you receive them inadvertently and you return them to the sender promptly but in any case within three business days of receiving them (see procedures below);

2.

Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client Funds or securities maintained with a custodian upon your instruction to the custodian; and

3.

Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client Funds or securities.

Examples of practices or arrangements which may result in an adviser having Custody, as defined under the Rule, may include (but are not limited to):

-

Bearer Form Securities

-

Omnibus Account

-

Direct Debit Billing

-

Affiliated Entities

-

Trustee or Executor

-

Receipt of Stock Certificates

-

Adviser and GP to a Limited Partnership

-

Full Power of Attorney

-

Receipt of Investment Checks

-

Account Signatory Power

Payable to the Adviser

Policy Regarding the Custody Rule

BCM will not intentionally take or maintain physical custody of any Client assets, and will conduct all business operations in such a way that all Client funds and securities in compliance with the guidance provided in Attachment A at the end of this section. Occasionally, clients may send Bandon checks payable to the custodian for deposit to their account. When that occurs, it is Bandon’s practice to immediately forward the checks to the custodian within one business day. BCM will directly debit fees from accounts and BCM will act as managing member to the Funds.

Policy regarding fee billing

BCM will calculate management and incentive fees in accordance with its agreements with Clients. In the event that a Client terminates and the Client is due a pro-rata refund, BCM will strive to provide the refund as soon as possible.

Procedures

BCM will:

1.

Disclose in Form ADV that it has custody of client assets.

2.

Maintain the funds and securities in compliance with the guidance provided in Attachment A at the end of this section.

3.

Obtain reasonable belief that account statements are delivered to Clients.

4.

Obtain reasonable belief that audited financial statements are delivered to Investors in accordance with the guidance provided in Attachment A at the end of this section.

5.

Calculate fees in accordance with agreements.

6.

In the event that a Client is due a refund of advisory fees, BCM will disburse the refund within 30 days of the end of the next billing cycle.

Responsibility

The CCO is responsible for ensuring that the firm complies with the requirements of this policy.

Rule 3a-4: Status of Investment Advisory Programs

____________________________________________________________________________________

Issue

Certain investment advisory programs9 which provide substantially similar investment advice to multiple clients may be considered unregistered investment companies under the broad definition of investment company in Investment Company Act of 1940 (“IC Act”). The U.S. Securities and Exchange Commission (“SEC”) and its staff have provided several statutory exclusions, exceptions, and exemptions from the definition of investment company. The exclusion most commonly implemented by investment advisors who provide substantially similar investment advice to multiple clients is Rule 3a-4.

Rule 3a-4 was adopted by the SEC in order to codify the conditions set forth by the staff in several no-action letters where the staff stated that they would not recommend enforcement action against certain advisers based on their advisory services. The preamble to the rule states that it is a “nonexclusive safe harbor from the definition of Investment Company for programs that provide discretionary investment advisory services to clients. The section is not intended, however, to create any presumption about a program that is not organized and operated in the manner contemplated by [this] section.”

The rule states that if a program has the following features, the program will not be considered an investment company under the IC Act:

•

Each client’s account in the program is managed on the basis of the client’s financial situation and investment objectives and in accordance with any reasonable restrictions imposed by the client on the management of the account.

•

The sponsor10 or another person designated by the sponsor performs the following actions during the time period indicated:

o

At the opening of the account, obtains information regarding the client’s financial situation and investment objectives as well as provides the client the opportunity to impose reasonable restrictions on the management of the account;

o

At least annually, contacts the client to determine whether there have been any changes in the client’s financial situation or investment objectives, and whether the client wishes to modify or impose reasonable restrictions on the management of the account;

o

At least quarterly, notifies the client in writing to contact the sponsor or such other person if there have been any changes in the financial situation or investment objectives, or if the client wishes to modify or impose reasonable restrictions on the management of the account and provides the client with a means to make such contact;

o

On an ongoing basis, the sponsor and personnel of the manager of the client’s account who are knowledgeable about the account and its management are reasonably available to the client for consultation.

•

Each client has the ability to impose reasonable restrictions; however, advisers are not required to allow clients to require that particular securities or types of securities be purchased for the account.

•

Each client retains the following rights with respect or all securities and funds in the account:

o

To withdraw securities or cash;

o

To vote securities, or delegate the authority to vote securities;

o

To be provided timely confirmation or notification of each securities transaction as well as all other documents required by law to be provided to securities holders;

o

To proceed directly as a security holder against the issuer of any security in the client’s account and not be obligated to join any person involved in the operation of the program, or any other client of the program as a condition to initiated such proceeding.

Policy

Despite the fact that Rule 3a-4 is a non-exclusive safe harbor and that other mechanisms may be available for the BCM, it is BCM’s intent to stay within the provisions of Rule 3a-4 to the extent reasonably available.

Procedures

1.

BCM will make its employees who are knowledgeable about the client’s account reasonably available for consultation.

2.

BCM will include the following statement on the quarterly reports & annual privacy policy that are sent to clients:

“Please contact us at (503) 477-8100 or at the address below if your financial situation or investment objectives have changed. Additionally, please contact us if you believe that the current securities in your account are inappropriate.”

3.

BCM will obtain annual certifications similar to the certification located in Attachment A from each appropriate party concerning their completion of the tasks which BCM cannot complete itself.

Responsibilities

The CCO is responsible for monitoring BCM’s compliance with the procedures identified in this policy, and the CCO, or CCO’s designee, is responsible for monitoring the completion of the annual certifications obtained from the designated parties.

1

S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

2

Louisiana, Nebraska, Texas, Vermont and New Hampshire require Notice Filings if an adviser maintains only one (1) client in the state.

3

However, in Kurtz Capital Management (pub. avail. January 18, 1988) the SEC staff took the position that bona fide unbiased third-party reports may contain testimonials. Refer to the “Press Releases and Article Reprints” policy and procedures for additional information.

4

This requirement does not apply to solicitors who are (A) a partner, officer, director or employee of

the investment adviser or (B) a partner, officer, director or employee of a person which controls, is   controlled by, or is under common control with such investment adviser.

5

However, BCM must maintain all documents to substantiate the calculation of investment performance results that it includes in any notice, circular, advertisement, newspaper article, investment letter, etc. For example, Company must maintain documentation to substantiate the calculation of investment performance results for periods preceding the last five year (i.e. if BCM is advertising its performance results from 1990 to present, it must maintain the documentation to substantiate the calculation of the investment performance results for the entire period commencing in 1990).

6

The term “Vaughn index” is derived from Vaughn v. Rosen, 484 F.2d 820 (D.C. Cir. 1973). A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document. The “privilege log” should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

7

In a principal transaction, an adviser, acting for its own account, buys a security from, or sells a security to, the account of a client. An adviser may comply with Section 206(3) either by obtaining client consent prior to execution of the principal transaction, or after execution but prior to settlement of the transaction.

8

A firm’s advisory affiliates include: 1) all officers, partners, directors (or any person performing similar functions); 2) all persons directly or indirectly controlling or controlled by the adviser; and 3) all current employees other than those performing clerical, administrative, support or similar functions.

9 In the adopting release to the rule, IA-1623 Status of Investment Advisory Programs under the Investment Company Act of 1940 (March 24, 1997), the Commission state “that the use of the term ‘program’ in the rule is intended to describe the types of advisory services that potentially could be subject to the Investment Company Act and the Securities Act. The Commission does not believe that it is necessary or advisable to include a definition of program in the rule, because such a definition could result inadvertently in the exclusion from the scope of the rule of an entity that otherwise would be entitled to rely on it.”

10 In this rule, the term sponsor is defined as “any person who receives compensation for sponsoring, organizing or administering the program, or for selecting, or providing advice to clients regarding the selection of, persons responsible for managing the client’s account in the program.”